EXHIBIT 10(d)(2)

EXECUTION COPY

AGREEMENT OF LEASE

between

GREEN 317 MADISON LLC

Landlord

and

MOORE STEPHENS BUSINESS SOLUTIONS LLC

Tenant

Dated as of December 11, 2008

Suite 715-17
317 Madison Avenue
New York, New York

i

INDEX OF DEFINED TERMS

TERM

   PAGE

Additional Rent

2

Alterations

10

Base Tax Year

27

Brokers

32

Building

48

Building Cleaning Contractor

22

Building Project

27

Business Days

25

Business Hours

25

Cancellation Date

14, 19, 40

Comparative Year

27

Cooling Season

30

Declaration

38

Delivery Personnel

1

ERIF

32

excess electricity

33

Existing HVAC Equipment

30

Expiration Date

2

Fixed Annual Rent

2

Force Majeure

14

Freight Items

25

Heating Season

25

HVAC Repair Fee

31

HVAC System

30

Interest Rate

23

Land

38

Landlord

1

Landlord’s Electrical Consultant

33

Landlord’s Relocation Work

38

Landlord’s Restoration Work

13

Landlord’s Work

21

Lease

1

Leaseback Area

3

Major Casualty”

14

Notice of Cancellation

40

Ordinary Business Hours

32

Ordinary Equipment

32

Premises

1

Punch List Items

21

Real Estate Taxes

27

Recapture Date

3

Relocation Effective Date

37

Relocation Notice

37

Relocation Space

37

Rent

2

Section 4.02 Notice

3

Section 4.06 Consent Request

5

Security

26

Succeeding Tenant Expenses

15

Supplemental Systems

30

Tenant

1

Tenant Cleaning Services

22

Tenant’s Move

25

Tenant’s Recapture Offer

3

Tenant’s Share

27

LEASE (this “Lease”) made as of the __ day of December 2008 between GREEN 317 MADISON LLC, a Delaware limited liability company having an office c/o SL Green Realty Corp., at 420 Lexington Avenue, New York, New York, 10170, hereinafter referred to as “Landlord”, and MOORE STEPHENS BUSINESS SOLUTIONS LLC, a Delaware limited liability company having an office at 477 Madison Avenue, 10th Floor, New York, New York 10022, hereinafter referred to as “Tenant”.

W I T N E S S E T H

Landlord and Tenant, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby covenant and agree as follows:

ARTICLE 1

DEMISE; PREMISES AND PURPOSE

1.01.

Landlord hereby leases and demises to Tenant, and Tenant hereby hires and takes from Landlord, those certain premises located on and comprising a rentable portion of the seventh (7th) floor designated as Suite715-17, approximately as indicated by hatch marks on the plan annexed hereto and made a part hereof as “Exhibit A” (the “Premises”) in the building known as and located at 317 Madison Avenue, New York, New York (the “Building”) subject to the provisions of this Lease.

1.02.

The Premises shall be used and occupied for executive and general office use, and uses incidental and ancillary thereto (including, without limitation a pantry), consistent with that found in Class “A” high-rise office buildings located in midtown Manhattan only and for no other purpose.

1.03.

Neither the Premises, nor the halls, corridors, stairways, elevators or any other portion of the Building shall be used by Tenant or Tenant’s servants, employees, licensees, invitees or visitors in connection with the aforesaid permitted use or otherwise so as to cause any congestion of the public portions of the Building or the entranceways, sidewalks or roadways adjoining the Building whether by trucking or by the congregating or loitering thereon of Tenant and/or the servants, employees, licensees, invitees or visitors of Tenant.

1.04.

Tenant shall not permit messengers, delivery personnel or other individuals providing such services to Tenant (“Delivery Personnel”) to: (i) assemble, congregate or to form a line outside of the Premises or the Building or otherwise impede the flow of pedestrian traffic outside of the Premises or Building or (ii) park or otherwise leave bicycles, wagons or other delivery carts outside of the Premises or the Building except in locations outside of the Building designated by Landlord from time-to-time. Tenant shall require all Delivery Personnel to comply with rules promulgated by Landlord from time-to-time regarding the use of outside messenger services.

ARTICLE 2

TERM

2.01.

The Premises are leased for a term of approximately five (5) years (the “Term”) which shall commence on the date (the “Commencement Date”) which shall be the later of:

(i)

January 19, 2009, or

(ii)

the earlier of (x) the date upon which Landlord’s Work (hereinafter defined in Article 22 hereof) are deemed to be substantially completed,

or
(y) the date Tenant or anyone claiming by, under or through Tenant first shall occupy any part of the Premises for the conduct of Tenant’s business,

and shall end on the last day of the calendar month during which the fifth (5th) anniversary of the Commencement Date occurs or in the event that the Commencement Date occurs on the first (1st) day of the month, the day immediately preceding the fifth (5th) anniversary of the .Commencement Date (the “Expiration Date”) or on such earlier date upon which the term of this Lease shall expire, be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law. As soon as the Commencement Date and the Expiration Date are known, Landlord and Tenant shall execute a memorandum prepared by Landlord confirming the same within ten (10) days of written demand therefor, but any failure to execute such a memorandum shall not affect such dates as determined by Landlord. Landlord shall endeavor to provide Tenant with three  (3) days prior notice (which may be given in person or by telephone) of Landlord’s reasonable estimate of the Commencement Date; provided, however, that Landlord’s failure to provide such notice and/or such date estimated to be the Commencement Date shall not affect the actual Commencement Date of this Lease.

ARTICLE 3

RENT AND ADDITIONAL RENT

3.01.

Tenant shall pay fixed annual rent without electricity (the “Fixed Annual Rent”) at the rates provided for in the schedule annexed hereto and made a part hereof as “Exhibit B” in equal monthly installments in advance on the first (1st ) day of each calendar month during the Term, except that the first (1st) monthly installment of Fixed Annual Rent shall be paid by Tenant upon its execution of this Lease. All sums other than Fixed Annual Rent payable hereunder shall be deemed to be “Additional Rent” and shall be payable within thirty (30) days after demand, or in accordance with this Lease if other payment dates are hereinafter provided; provided, however, that non-regularly scheduled payments of Additional Rent for which other payment dates are not hereinafter provided shall be payable within thirty (30) days after demand therefor. Tenant shall pay all Fixed Annual Rent and Additional Rent due hereunder at the office of Landlord or such other place as Landlord may designate, payable in United States legal tender, by cash, or by good and sufficient check drawn on a New York City bank which is a member of the New York Clearing House or a successor thereto, and without any setoff or deduction whatsoever. The term “Rent” as used in this Lease shall mean Fixed Annual Rent and Additional Rent. Landlord may apply payments made by Tenant towards the payment of any item of Fixed Annual Rent and/or Additional Rent payable hereunder notwithstanding any designation by Tenant as to the items against which any such payment should be credited.

3.02.

If and so long as Tenant is not in default under this Lease, after notice and the expiration of the grace period applicable to such default thereunder, if any, the first three (3) monthly installment(s) of Fixed Annual Rent (without electricity) accruing under the Lease shall be abated by the sum of $21,364.00 per month (for a total abatement of $64,092.00).

ARTICLE 4

ASSIGNMENT/SUBLETTING

4.01.

Neither Tenant nor Tenant’s legal representatives or successors in interest by operation of law or otherwise, shall assign, mortgage or otherwise encumber this Lease, or sublet or permit all or part of the Premises to be used by others, without the prior written consent  of Landlord in each instance, subject to the provisions of Section 4.09 hereof.  The transfer of a majority of the issued and outstanding capital stock of any corporate tenant or sublessee of this Lease or a majority of the total interest in any partnership tenant or sublessee or company, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, the conversion of a tenant or sublessee entity to either a limited liability company or a limited liability partnership or the merger or consolidation of a corporate tenant or sublessee, shall be deemed an assignment of this Lease or of such sublease, subject to the provisions of Section 4.09 hereof. If the Lease is assigned, or if the Premises or any part thereof is underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the Rent due hereunder, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance. A material modification, amendment or extension of a sublease shall be deemed a sublease.  The listing of the name of a party or entity other than that of Tenant on the Building or floor directory or on or adjacent to the entrance door to the Premises shall neither grant such party or entity any right or interest in this Lease or in the Premises nor constitute Landlord’s consent to any assignment or sublease to, or occupancy of the Premises by, such party or entity. If any lien is filed against the Premises or the Building of which the same form a part for brokerage services claimed to have been performed for Tenant in connection with any such assignment or sublease, whether or not actually performed, the same shall be discharged within ten (10) days thereafter, at Tenant’s expense, by filing the bond required by law, or otherwise, and paying any other necessary sums, and Tenant agrees to indemnify Landlord and its agents and hold them harmless from and against any and all claims, losses or liability resulting from such lien for brokerage services rendered.

4.02.

If Tenant desires to assign this Lease or to sublet all or any portion of the Premises, then Tenant shall first submit in writing to Landlord, at Tenant’s option, either (a) a “Section 4.06 Consent Request” (hereinafter defined) or (b) a notice referencing this Section 4.02 (a “Section 4.02 Notice”) together with either (x) a “term sheet” executed by Tenant and the proposed assignee or subtenant or (y) a notice of intention” to assign or sublease, each of which must state, with respect to each such prospective assignment or subletting, all of the relevant terms and conditions upon which Tenant is willing to assign this Lease or sublet the Premises, or portion thereof, whichever may be applicable, and which shall be deemed an offer (the “Tenant’s Recapture Offer”) under the terms and conditions contained in the Section 4.06 Consent Request or such “term sheet” or “notice of intention,” as the case may be, (i) with respect to a prospective assignment, to assign this Lease  to Landlord without any payment of moneys or other consideration therefor, or (ii) with respect to a prospective subletting, to sublet to Landlord the portion of the Premises involved (“Leaseback Area”) for the term specified by Tenant with respect to its proposed sublease, and at the lower of (a) Tenant’s proposed subrental or (b) the rate of Fixed Annual Rent and Additional Rent, and otherwise on the same terms, covenants and conditions (including provisions relating to escalation rents), as are contained herein and as are allocable and applicable to the portion of the Premises to be covered by such subletting. Tenant’s Recapture Offer shall specify the date when the Leaseback Area will be made available to Landlord, which date be in no event earlier than forty-five (45) days nor later than one hundred eighty (180) days following the date that Landlord receives Tenant’s Recapture Offer (the “Recapture Date”).  If Tenant’s Recapture Offer relates to a sublease, and if the proposed sublease will result in all or substantially all of the Premises (i.e., ninety (90%) percent or more) being sublet for the balance or substantially the balance of the Term (i.e., with one (1) year or less remaining in the Term), then Landlord shall have the option to extend the term of its proposed sublease for the balance of the term of this Lease less one (1) day. Landlord shall have a period of twenty (20) days from the receipt of such Tenant’s Recapture Offer to either accept or reject Tenant’s Recapture Offer or, with respect to a proposed assignment of this Lease or sublease of all or substantially all of the Premises for the balance or substantially the balance of the Term, to terminate this Lease. If Landlord shall fail to respond to such Tenant’s Recapture Offer within such twenty (20) day period, then Tenant may deliver to Landlord a second written notice specifying Landlord’s failure to respond to Tenant’s Recapture Offer and bearing the following legend typed in bold, capital letters at the top and in a font size of not less than 14 point “IF LANDLORD SHALL FAIL TO RESPOND TO TENANT’S RECAPTURE OFFER WITHIN FIVE (5) BUSINESS DAYS OF ITS RECEIPT HEREOF, THEN LANDLORD SHALL BE DEEMED TO HAVE REJECTED TENANT’S RECAPTURE OFFER.” If Tenant shall provide such reminder notice to Landlord and Landlord fails to respond within five (5) Business Days (as hereinafter defined in Article

30 hereof) after Landlord’s receipt thereof, then Landlord shall be deemed to have rejected Tenant’s Recapture Offer.  Notwithstanding anything contained herein to the contrary, but subject to the provisions of Sections4.09 and 4.10 of this Article 4, the provisions of Sections 4.02, 4.03, 4.04, 4.05 and 4.11 shall not apply to an assignment of this Lease or sublet of the Premises or portion thereof to a “Related Entity” (defined below).

4.03.

If Landlord exercises its option to terminate this Lease pursuant to Section 4.02 hereof, then (i) the term of this Lease shall end on the Recapture Date, (ii) Tenant shall vacate the Premises on or before the Recapture Date and surrender Premises to Landlord on the Recapture Date in accordance with Article 12 hereof, (iii) the Rent due hereunder shall be paid and apportioned through the Recapture Date, and (iv) Landlord shall be free to lease the Premises (or any portion thereof) to any individual or entity including, without limitation, Tenant’s proposed assignee or subtenant.

4.04.

If Landlord shall accept Tenant’s Recapture Offer Tenant shall then execute and deliver to Landlord, or to anyone designated or named by Landlord, an assignment or sublease, as the case may be, in either case in a form reasonably satisfactory to Landlord’s and Tenant’s counsel.

If a sublease is delivered pursuant to this Section 4.04, then such sublease shall expressly:

(i)

permit Landlord to make further subleases of all or any part of the Leaseback Area and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as necessary;

(ii)

provide that Tenant will at all times permit reasonably appropriate means of ingress to and egress from the Leaseback Area;

(iii)

negate any intention that the estate created under such sublease be merged with any other estate held by either of the parties;

(iv)

provide that Landlord shall accept the Leaseback Area “as is” except that Landlord, at Tenant’s expense, shall perform all such work and make all such alterations as may be required physically to separate the Leaseback Area from the remainder of the Premises and to permit lawful occupancy, it being intended that Tenant shall have no other cost or expense in connection with the subletting of the Leaseback Area (provided, however, that such “demising work” shall be performed by Landlord at Landlord’s expense solely in the event that the proposed subtenant had agreed to pay for the cost of such work as part of the proposed agreement of sublease); and

(v)

provide that at the expiration of the term of such sublease Tenant will accept the Leaseback Area in its then existing condition, subject to the obligations of Landlord to make such repairs thereto as may be necessary to preserve the Leaseback Area in good order and condition, ordinary wear and tear excepted (provided, however, that Tenant shall not be obligated to remove any alterations, installations and improvements made by or on behalf of Landlord or its designee in the Leaseback Area or to restore the Leaseback Area to the condition existing prior to the performance thereof).

4.05.

Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Area during the period of time it is so sublet, except for Fixed Annual Rent and Additional Rent, if any, due under this Lease, which are in excess of the fixed annual rents and additional sums due under such sublease. Subject to the foregoing, performance by Landlord, or its designee, under a sublease of the Leaseback Area shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

4.06.

If Tenant requests Landlord’s consent to a specific assignment or subletting, it shall submit in writing to Landlord (i) the name and address of the proposed assignee or sublessee, (ii) a duly executed counterpart of the proposed agreement of assignment or sublease, (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or sublessee and as to the nature of its proposed use of the space, and (iv) banking, financial or other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or sublessee (collectively, a “Section 4.06 Consent Request”). Subject to the provisions of Sections 4.02 and 4.08 hereof ,with respect to any potential assignment or sublease for which Tenant shall request Landlord’s consent, Tenant’s request notice shall have the following legend typed in bold, capital letters at the top and in a font size of not less than 14 point. “IF LANDLORD SHALL FAIL TO GRANT OR DENY ITS CONSENT WITHIN FIFTEEN (15) BUSINESS DAYS OF ITS RECEIPT HEREOF, SUCH FAILURE SHALL ENTITLE TENANT TO ISSUE A SECOND REQUEST NOTICE, AND IF LANDLORD SHALL FAIL TO EITHER GRANT OR DENY ITS CONSENT WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF SUCH SECOND REQUEST NOTICE, THEN TENANT SHALL HAVE THE RIGHT TO CLAIM THAT LANDLORD HAS GRANTED ITS CONSENT HERETO.” If Landlord shall fail to respond to such request notice, then Tenant may deliver to Landlord a second written notice specifying Landlord’s failure to respond to the initial notice and bearing the following legend typed in bold, capital letters at the top and in a font size of not less than 14 point: “IF LANDLORD SHALL FAIL TO GRANT OR DENY ITS CONSENT TO THE PROPOSED TRANSFER WITHIN 5 BUSINESS DAYS OF ITS RECEIPT HEREOF, TENANT SHALL HAVE THE RIGHT TO CLAIM THAT LANDLORD HAS GRANTED ITS CONSENT HERETO.” If Tenant shall provide such second notice to Landlord and Landlord fails to respond within five (5) Business Days after receipt of the reminder notification, then Tenant shall have the right to claim that Landlord has granted its consent to the proposed assignment or sublease.

4.07.

If Landlord shall not have accepted Tenant’s Recapture Offer and Landlord shall not have terminated this Lease, as provided for in Section 4.02 hereof, then Landlord will not unreasonably withhold or delay its consent to Tenant’s request for consent to such specific assignment or subletting for the use permitted under this Lease, provided that any such assignment or subletting shall (i) have economic terms that shall not vary by more than five percent (5%) from the economic terms contained in Tenant’s Recapture Offer, (ii) be for a term expiring not more than six (6) months before or beyond the term designated in Tenant’s Recapture Offer and upon all of the material terms and conditions set forth in Tenant’s Recapture Offer and (iii) comply with all other applicable provisions of this Article (and in the event that the economic terms and/or the term of such proposed subletting or assignment, as the case may be, vary from the economic terms and/or the term contained in Tenant’s Recapture Offer beyond the variances set forth above, or in the event that an assignment or sublease is not effected within one hundred eighty (180) days following the date upon which Tenant’s Recapture Offer is rejected by Landlord, then Tenant’s request for consent shall be deemed to constitute a new Tenant’s Recapture Offer to Landlord under the terms and conditions contained in the proposed sublease or assignment, as the case may be, with respect to which all of the provisions of this Article 4 shall again apply), and provided further that:

(i)

The Premises shall not, without Landlord’s prior consent, have been publicly listed or otherwise publicly advertised for assignment or subletting at a rental rate lower than the higher of (a) the Fixed Annual Rent and all Additional Rent then payable, or (b) the then prevailing rental rate for other space in the Building; provided, however that this Section 4.07(i) shall not be deemed to prevent Tenant from effectuating an assignment or sublease at a rental rate lower than the then prevailing rental rate for other space in the Building;

(ii)

The proposed assignee or subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the Premises, in a manner consistent with the permitted use and in keeping with the·standards of the Building;

(iii)

Neither (i) the proposed assignee or subtenant nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant or any person who controls the proposed assignee or Subtenant, is then an occupant of any part of the Building (collectively, a “Building Occupant”) or a party who dealt with Landlord or Landlord’s agent

(directly or through a broker) with respect to space in the Building during the four (4) months immediately preceding Tenant’s request for Landlord’s consent, provided that the comparable space is then available or is reasonably expected to become available for lease within four (4) months before or after the effective date of the proposed sublease or assignment. The term “control” as used herein shall have the meaning ascribed to such term in Section 4.10 hereof, and the term “comparable space” as used herein shall mean space comparable in size (with up to a 20% differential in number of rentable square feet, plus or minus);

(iv)

The character of the business to be conducted in the premises by the proposed assignee or subtenant shall not be likely to increase (except to a de minimis extent) operating expenses or the burden on existing cleaning services, elevators or other services and/or systems of the Building;

(v)

In case of a subletting, the subtenant shall be expressly subject to all of the obligations of Tenant under this Lease and the further condition and restriction that such sublease shall not be assigned, encumbered or otherwise transferred or the Premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance, which shall be granted or withheld in accordance with and subject to the terms of this Article 4;

(vi)

No subletting shall end later than one (1) day before the Expiration Date nor shall any subletting be for a term of less than two (2) years unless it commences less than two (2) years before the Expiration Date;

(vii)

At no time shall there be more than two (2) occupants, including Tenant (but excluding Related Entities), in the Premises;

(viii)

Tenant shall reimburse Landlord within ten (10) Business Days after demand for any reasonable costs, including attorneys’ fees and disbursements, that may be incurred by Landlord in connection with said assignment or sublease;

(ix)

The character of the business to be conducted in the Premises by the proposed assignee or subtenant shall not require any alterations, installations, improvements, additions or other physical changes to be performed, or made to, any portion of the Building or the Real Property other than the Premises; and

(x)

The proposed assignee or subtenant shall not be an entity which is entitled to diplomatic or sovereign immunity or which is not subject to service of process in the State of New York or to the jurisdiction of the courts of the State of New York and the United States located in New York County.

4.08.

Any consent of Landlord under this Article shall be subject to the terms of this Article and conditioned upon there being no monetary default or material non-monetary default by Tenant under this Lease which shall have continued beyond any grace period, if any, set forth in Section 5.01 hereof, under any of the terms, covenants and conditions of this Lease at the time that Landlord’s consent to any such subletting or assignment is requested and on the date of the commencement of the term of any proposed sublease or the effective date of any proposed assignment. Tenant acknowledges and agrees that no assignment or subletting shall be effective unless and until Tenant, upon receiving any necessary Landlord’s written consent (and unless it was theretofore delivered to Landlord) causes a duly executed copy of the sublease or assignment to be delivered to Landlord within ten (10) days after execution thereof. Any such sublease shall provide that the sublessee shall comply with all applicable terms and conditions of this Lease to be performed by Tenant hereunder. Any such assignment of this Lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by Tenant from and after the effective date of such assignment.

4.09.

Anything hereinabove contained to the contrary notwithstanding, so long as Tenant is not in monetary default or material non-monetary default under this Lease beyond the grace period applicable to such default, if any, Landlord’s consent shall not be required for an assignment of this Lease, or sublease of all or part of the Premises for the uses permitted hereunder, to a Related Entity, provided that (i) Landlord is given prior notice thereof and reasonably satisfactory proof that the applicable requirements of this Article 4 have been met and Tenant agrees to remain primarily liable, jointly and severally, with any transferee or assignee, for the obligations of tenant under this Lease, (ii) any such transaction complies with the other applicable provisions of this Article, and (iii) in Landlord’s reasonable judgment the proposed assignee or subtenant is engaged in a business and the Premises, or the relevant part thereof, will be used in a manner which (x) is in keeping with the standards of the Building and (y) would not adversely affect or increase Landlord’s cost in the operation of the Building.

4.10.

For purposes of this Article:

(i)

a “Related Entity” shall mean (x) a subsidiary of tenant which controls or is controlled by Tenant or is under common control with Tenant or any corporation or entity which controls or is controlled by Tenant or is under common control with Tenant or (y) any entity (i) to which substantially all the assets of tenant are transferred or (ii) into which Tenant may be merged or consolidated or with which Tenant may merge or consolidate, provided that in either such case both the net worth and ratio of current assets to current liabilities (exclusive of good will) of such transferee or of the resulting or surviving corporation or other business entity, as the case may be, as certified by the certified public accountants of such transferee or the resulting or surviving business entity in accordance with generally accepted accounting principles, consistently applied, is not less than Tenant’s net worth and ratio of current assets to current liabilities (exclusive of good will), as so certified, as of the day immediately prior to such transaction and provided also that any such transaction complies with the other provisions of this Article; and

(ii)

the term “control” shall mean, in the case of a corporation or other entity, ownership or voting control, directly or indirectly, of at least fifty (50%) percent of all of the general or other partnership (or similar) interests therein.

4.11.

If Landlord shall not have accepted Tenant’s Recapture Offer hereunder and Landlord has not elected to terminate this Lease, and Tenant effects any assignment or subletting, then Tenant thereafter shall pay to Landlord a sum equal to fifty percent (50%) of (a) any rent or other consideration payable to Tenant by any subtenant which is in excess of the rent allocable to the subleased space which is then being paid by Tenant to Landlord pursuant to the terms hereof, and (b) any other profit or gain realized by Tenant from any such subletting or assignment. In computing such excess amount and/or profit or gain, any actual reasonable out-of-pocket expenses incurred by Tenant for advertising, legal fees, brokerage commissions, work allowances, rent concessions and cost of work performed for such subtenant or assignee in connection with such assignment or subleasing shall be deducted. Landlord hereby waives its share of any profit or gain realized by Tenant in connection with an assignment or sublease by Tenant to a Related Entity in accordance with the terms of this Article 4

4.12.

In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment, or to submit the matter to arbitration in accordance with the provisions of Section 47.02 hereof.

4.13.

Notwithstanding anything to the contrary herein contained, Tenant shall be permitted to license up to six (6) individual offices or workstations within the Premises for uses permitted under this Lease only, provided that (i) any such offices or workstations do not have separate entrances to the public corridor, (ii) Landlord is delivered advance notice of each such licensing including, without limitation, the name, address and bank references of each such licensee and the material terms and conditions of each such license, (iii) each such license otherwise complies with the provisions of this Lease.

ARTICLE 5

DEFAULT

5.01.

Landlord may terminate this Lease on five (5) days’ written notice: (a) if Fixed Annual Rent or Additional Rent is not paid within five (5) days after Tenant’s receipt of written notice from Landlord that such amounts are overdue; or (b) if Tenant shall have failed to cure a default in the performance of any covenant of this Lease (except the payment of Rent), or any rule or regulation hereinafter set forth, within thirty (30) days after written notice thereof from Landlord, or if default cannot be completely cured in such time, if Tenant shall not promptly proceed to cure such default within said thirty (30) days, or shall not complete the curing of such default with due diligence; or (c) when and to the extent permitted by law, if a petition in bankruptcy shall be filed by Tenant or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act; or (d) if a receiver or trustee is appointed for any portion of tenant’s property and such appointment is not vacated within forty-five (45) days; or (e) if an execution or attachment shall be issued under which the Premises shall be taken or occupied by anyone other than Tenant, or if an execution or attachment shall be issued under which the Premises may be taken or occupied by anyone other than Tenant and such execution or attachment is not vacated within forty-five (45) days; or (f) if The Premises become and remain deserted for a period of fifteen (15) consecutive days; or (g) if Tenant shall default beyond any grace period under any other lease between Tenant and Landlord. At the expiration of the five (5) day notice period, this Lease and any rights of Renewal or extension thereof shall terminate as completely as if that were the date originally fixed for the expiration of the Term of this Lease, but Tenant shall remain liable as hereinafter provided.

5.02.

In the event that Tenant is in arrears for Fixed Annual Rent or any item of Additional Rent, Tenant waives its right, if any, to designate the items against which payments made by Tenant are to be credited and Landlord may apply any payments made by Tenant to any items which Landlord in its sole discretion may elect irrespective of any designation by Tenant as to the items then due and payable against which any such payment should be credited.

5.03.

Tenant shall not seek to remove and/or consolidate any summary proceeding brought by Landlord with any action commenced by Tenant in connection with this Lease or Tenant’s use and/or occupancy of the Premises.

5.04.

In the event of a default by Landlord hereunder, no property or assets of Landlord, or any principals, shareholders, officers, directors, partners or members of Landlord, whether disclosed or undisclosed, other than the Building in which the Premises are located and the land upon which the Building is situated, including the rents and sale proceeds derived therefrom, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use and occupancy of the Premises.

ARTICLE 6

RELETTING, ETC.

6.01.

If Landlord shall re-enter the premises following the default of Tenant after  the giving of any required notice and the expiration of the grace period applicable thereto, if any, by summary proceedings or otherwise: (a) Landlord may re-let the Premises or any part thereof, as Tenant’s agent, in the name of Landlord, or otherwise, for a term shorter or longer than the balance of the term of this Lease, and may grant concessions or free rent; (b) Tenant shall pay Landlord any deficiency between the rent hereby reserved and the net amount of any rents collected by Landlord for the remaining term of this Lease, through such re-letting. Such deficiency shall become due and payable monthly, as it is determined. Landlord shall have no obligation to re-let the Premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Tenant’s liability hereunder. In computing the net amount of rents collected through such re-letting, Landlord may deduct all expenses incurred in obtaining possession or re-

letting the Premises, including legal expenses and fees, brokerage fees, the cost of restoring the Premises to good order, and the cost of all alterations and decorations deemed necessary by Landlord to effect re-letting. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original term of this Lease; (c) Tenant hereby expressly waives any right of redemption granted by any present or future law. “Re-enter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning. In the event of a breach or threatened breach of any of the covenants or provisions hereof, Landlord shall have the right of injunctive relief. Mention herein of any particular remedy shall not preclude Landlord from any other available remedy; (d) Landlord shall recover as liquidated damages, in addition to accrued rent and other charges, if Landlord’s re-entry is the result of Tenant’s bankruptcy, insolvency, or reorganization, the full rental for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization.

6.02.

If Landlord re-enters the Premises for any cause, or if Tenant abandons the Premises, or after the expiration of the term of this Lease, any property left in the Premises by Tenant shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Tenant. If Tenant shall at any time default hereunder, and if Landlord shall institute an action or summary proceeding against Tenant based upon such default, then Tenant will reimburse Landlord for the reasonable legal expenses and fees thereby incurred by Landlord.

ARTICLE 7

LANDLORD MAY CURE DEFAULTS

7.01.

If Tenant shall default in performing any covenant or condition of this Lease after any required notice is given to Tenant and expiration of the grace period applicable to such default hereunder, if any, (provided, however, that notice under this Article shall not be required in the event of an imminent danger to health or safety or in the event that the failure to promptly remedy such default may result in potential criminal or other liability or a default by Landlord under a mortgage, ground lease or other agreement), Landlord may perform the same for the account of Tenant. If Landlord, in connection with performing such covenant or condition for the account of Tenant, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney’s fees, then such sums so paid or obligations incurred shall be deemed to be Additional Rent hereunder, and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement therefor from Landlord. If The term shall have expired at the time Landlord makes any such expenditures or incurs any such obligations, such sums shall be recoverable by Landlord from Tenant as damages.

ARTICLE 8

ALTERATIONS

8.01.

(A) Except as otherwise expressly provided herein, Tenant shall make no decoration, alteration, addition or improvement in the Premises, without the prior written consent of Landlord, and then only by contractors or mechanics and in such manner and time, and with such materials, as approved by Landlord. Subject to all of the other provisions of this Article 8, Landlord shall not unreasonably withhold its consent to the performance of work and improvements in the Premises by contractors employing union labor with the proper jurisdictional qualifications (and Landlord hereby approves the following contractors: Donnelly Mechanical Corp., Arrow Furniture (“Arrow”) and Applied Technologies (“Applied”) (provided that Arrow and Applied provide Landlord with certificates of insurance reasonably acceptable to Landlord prior to commencing any work or improvements in the Premises); provided, however, that (i) all work affecting the Building’s life safety systems shall be performed by Landlord’s designated contractor, provided that the rates charged by such contractor to Tenant are commercially reasonable, (ii) Tenant shall utilize Landlord’s designated expeditor and design engineers in connection with any proposed alterations to the Building’s life safety, mechanical, electrical and structural systems provided that the rates charged by such parties to Tenant are commercially reasonable, (iii) Landlord’s previous (or future) experience with a contractor, and concerns regarding the financial stability of, and any criminal proceedings currently or previously pending against, a contractor or mechanic may form a basis upon which Landlord may withhold its consent and (iv) all contractors and mechanics shall employ union labor with the proper jurisdictional qualifications, such contractor may form a basis upon which Landlord may withhold its approval (or prior approval herein). All alterations, additions or improvements to the Premises, including air-conditioning equipment and duct work, except movable office furniture and trade equipment installed at the expense of tenant, shall, unless Landlord elects otherwise in writing, become the property of Landlord, and shall be surrendered with the Premises, at the expiration or sooner termination of the term of this Lease. Any such alterations, additions and improvements which Landlord shall designate shall be removed by Tenant and any damage repaired, at Tenant’s expense, prior to the expiration of this Lease. Landlord shall make its election under the provisions of this Section 8.01 (A) and any designation under the provisions of Section 8.01 (B) at the time that consent to such alteration, addition or improvement is given provided that Tenant attaches, as part of its request for such consent, a separate written notice specifically referencing this provision and advising Landlord that Landlord is required to make such designation as part of any such consent given by Landlord hereunder. Tenant is not required to remove any items of Landlord’s Work (as hereinafter defined), any Supplemental Systems (as hereinafter defined) installed by Tenant in the Premises in order to prepare the same for Tenant’s initial occupancy therein, or any Specialty Alterations (as hereinafter defined) existing in the Premises as of the Commencement Date, prior to or upon the expiration of this Lease.

(B) Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be obligated to remove any Alterations (as hereinafter defined) hereinafter performed in or to the Premises except for Specialty Alterations. For purposes of this Section 8.01 (B), “Specialty Alterations” shall mean Alterations consisting of kitchens, pantries, executive bathrooms, raised computer floors, computer installations, vaults, libraries, filing systems, internal staircases, dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems, any Alterations which are structural in nature or penetrate or otherwise affects any floor slab, and other Alterations of a similar character which are not customary for general office use in non-institutional office buildings in midtown Manhattan. Tenant shall, at Tenant’s cost and expense, remove any Specialty Alteration designated by Landlord, repair any damage to the Premises or the Building due to such removal, cap all electrical, plumbing and waste disposal lines in accordance with sound construction practice and restore the Premises to the condition existing prior to the making of such Specialty Alteration. All such work shall be performed in accordance with plans and specifications first approved by Landlord and all applicable terms, covenants, and conditions of this Lease. If Landlord’s insurance premiums increase as a result of any Specialty Alterations installed by Tenant after the Commencement Date, Tenant shall pay each such increase each year as Additional Rent upon receipt of a bill therefore from Landlord.

8.02.

Anything hereinabove to the contrary notwithstanding, Landlord will not unreasonably withhold, condition or delay approval of written requests of Tenant to make nonstructural interior alterations, decorations, additions and improvements (herein referred to as “Alterations”) in the Premises, provided that such Alterations do not affect utility services or plumbing and electrical lines or other systems of the Building and do not affect and are not visible from any portion of the Building outside of the Premises. Landlord shall promptly review plans submitted for Landlord’s approval under this Article 8 and shall notify Tenant of Landlord’s approval thereof or disapproval (stating with reasonable specificity the reasons for any such disapproval) within (i) thirty (30) days following the submission by Tenant of fully coordinated plans and specifications therefor and (ii) within ten (l0) days following an resubmission of plans by Tenant hereunder. Notwithstanding anything to the contrary set forth herein, Tenant shall have the right, without the prior consent of Landlord, to make Alterations in the Premises provided that such Alterations: (a) cost no more than Fifty Thousand and 00/100 ($50,000.00) Dollars, (b) are non-structural, (c) do not require a building permit or change in the certificate of occupancy for the Building, (d) do not directly or indirectly affect building systems, (e) do not directly or indirectly affect any portion of the Building outside of the Premises, and (f) are not visible from any portion of the Building outside of the Premises. All Alterations shall be performed in accordance with the following conditions:

(i)

Prior to the commencement of any Alterations costing more than $50,000.00 or requiring a permit from the Building Department of the City of New York, Tenant shall first submit to Landlord for its approval detailed dimensioned coordinated plans and specifications, including layout, architectural, mechanical, electrical, plumbing and structural drawings for each proposed Alteration to the extent typically prepared for such type of Alteration. Landlord shall be given, in writing, a good description of all other Alterations.

(ii)

All Alterations in and to the Premises shall be performed in a good and workmanlike manner and in accordance with the Building’s rules and regulations governing Tenant Alterations.  Prior to the commencement of any such Alterations, Tenant shall, at its sale cost and expense, obtain and exhibit to Landlord any governmental permit required in connection with such Alterations. In order to compensate Landlord for its general conditions and the costs incurred by Landlord in connection with Tenant’s performance of Alterations in and/or to the Premises (including, without limitation, the costs incurred by Landlord in connection with the coordination of Alterations which may affect systems or services of the Building or portions of the Building outside of the Premises), Tenant shall pay to Landlord a fee equal to five (5%) percent of the cost of such Alterations costing in excess of $50,000 as a supervisory fee (excluding, however Landlord’s Work and all other work performed in the Premises in order to prepare the same for Tenant’s initial occupancy therein) (provided, that Tenant shall to pay Landlord as Additional Rent, on demand, an administrative fee equal to the sum of the reasonable, actual out-of-pocket fees of any architect, engineer or other service provider employed by Landlord to review and comment upon Tenant’s plans and specifications (and any related documentation) for the performance of alterations costing equal to or less than $50,000). Such fees shall be paid by Tenant as Additional Rent hereunder within ten (l0) days following receipt of an invoice therefor.

(iii)

All Alterations shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act of 1990 and New York City Local Law No. 57/87 and similar present or future laws, and regulations issued pursuant thereto, and also New York City Local Law No. 76 and similar present or future laws, and regulations issued pursuant thereto, on abatement, storage, transportation and disposal of asbestos and other hazardous materials, which work, if required, shall be effected at Tenant’s sole cost and expense.

(iv)

All work shall be performed with union labor having the proper jurisdictional qualifications.

(v)

Tenant shall keep the Building and the premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the Premises.

(vi)

Prior to the commencement of any work by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of the following insurance:

(a)

Workmen’s compensation insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Premises.

(b)

Broad form general liability insurance written on an occurrence basis naming Tenant as an insured and naming Landlord and its designees as additional insureds, with limits of not less than $3,000,000 combined single limit for personal injury in anyone occurrence, and with limits of not less than $500,000 for property damage (the foregoing limits may be revised from time to time by Landlord to such higher limits as Landlord from time to time reasonably requires, provided that the new requirements do not exceed those required by Landlord’s of similar sized buildings located in midtown Manhattan). Tenant, at its sole cost and expense, shall cause all such insurance to be maintained at all time when the work to be performed for or by Tenant is in progress. All such insurance shall be obtained from a company authorized to do business in New York and shall provide that it cannot be canceled without thirty (30) days prior written notice to Landlord. All polices, or certificates therefor, issued by the insurer and bearing notations evidencing the payment of premiums, shall be delivered to Landlord. Blanket coverage shall be acceptable, provided that coverage meeting the requirements of this paragraph is assigned to Tenant’s location at the Premises.

(vii)

In granting its consent to any Alterations costing in excess of $50,000, Landlord may impose such conditions as to guarantee completion (including, without limitation, requiring Tenant to post additional security or a bond to insure the completion of such Alterations, payment, restoration or otherwise), as Landlord may reasonably require.

(viii)

All work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants and occupants of the Building.

(ix)

The review and/or approval by Landlord, its agents, consultants and/or contractors, of any Alteration or of plans and specifications therefor and the coordination of such Alteration work with the Building, as described in part above, are solely for the benefit of Landlord, and neither Landlord nor any of its agents, consultants or contractors shall have any duty toward Tenant; nor shall Landlord or any of its agents, consultants and/or contractors be deemed to have made any representation or warranty to Tenant, or have any liability, with respect to the safety, adequacy, correctness, efficiency or compliance with laws of any plans and specifications, Alterations or any other matter relating thereto.

(x)

Promptly following the substantial completion of any Alterations, Tenant shall submit to Landlord: (a) one (1) sepia and one (1) copy on floppy disk (using a current version of Autocad or such other similar software as is then commonly in use) of final, “as-built” plans for the Premises showing all such Alterations costing in excess of $50,000.00 or for which plans were submitted to Landlord for approval, and demonstrating that such Alterations were performed substantially in accordance with plans and specifications first approved by Landlord and (b) an itemization of tenant’s total construction costs, detailed by contractor, subcontractors, vendors and materialmen; bills, receipts, lien waivers and releases from all contractors, subcontractors, vendors and materialmen; architects’ and Tenant’s certification of completion, payment and acceptance, and all governmental approvals and confirmations of completion for such Alterations.

ARTICLE 9

LIENS

9.01.

Prior to commencement of tenant’s work in the Premises, Tenant shall obtain and deliver to Landlord a written letter of authorization, in form reasonably satisfactory to Landlord’s counsel, signed by all architects, engineers and designers to become involved in such work, which shall confirm that any of their drawings or plans are to be removed from any filing with governmental authorities on request of Landlord, in the event that said architect, engineer or designer thereafter no longer is providing services with respect to the Premises. For all work or materials to be furnished to Tenant at the Premises, Tenant agrees to obtain and deliver to Landlord written and unconditional waiver of mechanics liens upon the Premises or the Building after payments to the contractors, materialmen, laborers, architects, engineers and designers, subject to any then applicable provisions of the New York Lien Law. Notwithstanding the foregoing, Tenant, at its expense, shall cause any lien filed against the Premises or the Building, for work or materials claimed to have been furnished to Tenant, to be discharged of record within thirty (30) days after written notice thereof.

ARTICLE 10

REPAIRS AND MAINTENANCE

10.01.

Tenant shall take good care of the Premises and the fixtures and appurtenances therein, and shall make all repairs necessary to keep them in good working order and condition, including structural repairs when those are necessitated by the act, omission or negligence of tenant or its agents, employees, invitees or contractors, subject to the provisions of Article 11 hereof. During the term of this Lease, Tenant may have use of any air-conditioning equipment servicing the Premises, subject to the provisions of Article 35 of this Lease, and shall reimburse Landlord, in accordance with Article 41 of this Lease, for electricity consumed by the equipment. The exterior walls and roofs of the Building, the mechanical rooms, service closets, shafts, areas above any hung ceiling and the windows and the portions of all window sills outside same are not part of the Premises demised by this Lease, and Landlord hereby reserves all rights to such parts of the Building. Tenant shall not paint, alter, drill into or otherwise change the appearance of the windows including, without limitation, the sills, jambs, frames, sashes, and meeting rails.

10.02.

Landlord shall maintain and repair the structural elements and the common facilities, equipment and systems of the Building (other than the distribution portions of the Building’s systems located beyond the point of entry, or connection point for such system, in the Premises) and the perimeter heating system in good order consistent with other comparable office buildings in Manhattan of like age, design and construction. Notwithstanding anything to the contrary contained herein, Landlord’s aforesaid obligation shall be performed at the expense of Tenant to the extent that the need for same arises out of the negligence or willful misconduct of Tenant, its employees, agents or invitees, or Tenant’s breach of the terms, covenants or conditions of this Lease.

ARTICLE 11

FIRE OR OTHER CASUALTY

11.01.

Damage by fire or other casualty to the Building and to the core and shell of the Premises (excluding the tenant improvements and betterments and Tenant’s personal property) shall be repaired at the expense of Landlord (“Landlord’s Restoration Work”), but without prejudice to the rights of subrogation, if any, of Landlord’s insurer to the extent not waived herein. Landlord shall not be required to repair or restore any of Tenant’s property or any alteration, installation or leasehold improvement made in and/or to the Premises. If, as a result of such damage to the Building or to the core and shell of the Premises, the Premises are rendered untenantable, the Rent shall abate in proportion to the portion of the Premises not usable by Tenant from the date of such fire or other casualty until the earlier to occur of (i) one hundred twenty (120) days following the date that Landlord’s Restoration Work is substantially completed, and (ii) the date on which Tenant shall move into such portion of the Premises and commence the conduct of its business. Landlord shall not be liable to Tenant for any delay in performing Landlord’s Restoration Work, Tenant’s sole remedy being the right to an abatement of Rent, as provided above and termination as provided below. Tenant shall cooperate with Landlord in connection with the performance by Landlord of Landlord’s Restoration Work. If the Premises are rendered wholly untenantable by fire or other casualty and if Landlord shall decide not to restore the Premises, or if the Building shall be so damaged that Landlord shall decide to demolish it or not to rebuild it (whether or not the Premises have been damaged), Landlord may within ninety (90) days after such fire or other cause give written notice to Tenant of its election that the term of this Lease shall automatically expire no less than ten (l0) days after such notice is given provided that Landlord shall have canceled leases covering at least seventy-five (75%) percent of the office space in the Building pursuant to which it may, under such circumstances, exercise a right of termination. Upon the termination of this Lease, the Rent shall be apportioned and any prepaid portion of the Rent for any period after the date of the casualty shall be refunded promptly by Landlord to Tenant (and Landlord’s obligation to make such refund shall survive the Expiration Date). Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or anyone claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof. For purposes of this Article 11, the term “untenantable” shall mean that the Premises are unsuitable for Tenant’s normal business operations in the Premises.

11.02.

In the event that the Premises has been damaged or destroyed and this Lease has not been terminated in accordance with the provisions of this Article, Tenant shall (i) reasonably cooperate with Landlord in the restoration of the Premises and shall remove from the Premises as promptly as reasonably possible all of tenant’s salvageable inventory, movable equipment, furniture and other property and (ii) repair the damage to the tenant improvements and betterments and Tenant’s personal property and restore the Premises within two hundred ten (210) days following the date upon which the core and shell of the Premises shall have been substantially repaired by Landlord.

11.03.

Provided that Landlord does not elect to terminate this Lease in accordance with the provisions of this Article, within ninety (90) days following the date of any fire or other casualty to the Building, Landlord shall notify Tenant of Landlord’s good faith estimate of the period necessary for Landlord to perform Landlord’s Restoration Work. If (i) the core and shell of the Premises have been damaged or destroyed or the Building has been damaged or destroyed to the extent that Tenant’s access to the Premises has been substantially impaired (a “Major Casualty”) and (ii) the estimated time by Landlord to restore the core and shell of the Premises is more than nine (9) months after the occurrence of such Major Casualty or to restore Tenant’s access to the Premises is more than twelve (12) months after the occurrence of such Major Casualty, as the case may be, Tenant shall have the option, within thirty (30) days of the date such notice is given to Tenant, to elect by written notice to Landlord to terminate this Lease on a date not less than ten (10) nor more than thirty (30) days after the date Tenant’s notice is given.

11.04.

Provided that Tenant does not elect to terminate this Lease in accordance with the provisions of Section 11.03 of this Article, in the event of a Major Casualty, if: (i) there has been substantial damage or destruction to any portion or portions of the Building and Landlord shall not have substantially restored Tenant’s access to the Premises within twelve (12) months from the date of such Major Casualty, or within such period after such date (not exceeding three (3) months) as shall equal the aggregate period Landlord may have been delayed in doing so by reasons of Force Majeure (as defined below); or (ii) if damage is confined substantially to the Premises and Landlord shall not have substantially completed the making of the required repairs to the core and shell of the Premises within nine (9) months from the date of such Major Casualty, or within such period after such date (not exceeding three (3) months) as shall equal the aggregate period Landlord may have been delayed in doing so by reasons of Force Majeure, then, and in such event, Tenant may elect to terminate this Lease upon giving written notice to Landlord within thirty (30) days after the end of such twelve (12) or nine (9) month period, as the case may be, and as the same may be extended in accordance with the provisions hereof, and the term of this Lease shall expire on the date set forth therein which shall be not less than thirty (30) days after the date such notice is given (the “Cancellation Date”) provided that Landlord does not substantially complete the required repairs to the Building or to the core and shell of the Premises, as the case may be, prior to the Cancellation Date. For purposes of this Article, “Force Majeure” shall mean the inability of Landlord to perform an obligation accruing under this Article by reason of accidents, strikes, the inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, governmental restrictions, regulations or controls or by reason of any other similar cause beyond the reasonable control of Landlord.

11.05.

If, during the last year of the Term, (i) a Major Casualty occurs and (ii) Landlord shall not have completed the making of the required repairs to the core and shell of the Premises (or restored access to the Premises) within sixty (60) days after the date of such casualty, then Tenant may terminate this Lease and the term and estate hereby granted by giving a notice to such effect to Landlord within fifteen (15) days following the expiration of such sixty (60) day period and upon the giving of such notice this Lease and the term and estate hereby granted shall terminate as of the date to occur ten (l0) days following such notice as if such date were the date set forth in this Lease as the Expiration Date, unless within such ten (10) day period Landlord shall have completed the required repairs or restore such access.

ARTICLE 12

END OF TERM

12.01.

Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease in good order and condition, except for reasonable wear and tear and damage by fire or other casualty, and Tenant shall remove all of its property. Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay (collectively, “Succeeding Tenant Expenses”); provided, however that Tenant shall not be liable for any Succeeding Tenant Expenses before the date which is thirty (30) days after the expiration or sooner termination of the Term of this Lease. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender the Premises will be substantial, will exceed the amount of monthly Rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within one (1) day after the date of the expiration or sooner termination of the Term of this Lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Premises after expiration or termination of the term of this Lease, a sum equal to one and one-half (l ½) times, for the initial two (2) months of any holdover, and thereafter two (2) times, the average Fixed Annual Rent and Additional Rent which was payable per month under this Lease during the last six months of the Term thereof. The aforesaid obligations shall survive the expiration or sooner termination of the term of this Lease. At any time during the term of this Lease, during normal business hours upon reasonable prior notice (which may be given in person or by telephone), Landlord may exhibit the Premises to prospective purchasers or mortgagees of Landlord’s interest therein. During the last twelve (12) months of the term of this Lease, during normal business hours upon reasonable prior notice (which may be given in person or by telephone), Landlord may exhibit the Premises to prospective tenants.

ARTICLE 13

SUBORDINATION AND ESTOPPEL, ETC.

13.01.

This Lease, and all rights of Tenant hereunder, are, and shall continue to be, subject and subordinate in all respects to:

(1)

all ground leases, overriding leases and underlying leases of the land and/or the building now or hereafter existing;

(2)

all mortgages that may now or hereafter affect the land, the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings;

(3)

each and every advance made or hereafter to be made under such mortgages;

(4)

all renewals, modifications, replacements and extensions of such leases and such mortgages; and

(5)

all spreaders and consolidations of such mortgages.

13.02.

The provisions of Section 13.01 of this Article shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver any instrument that Landlord, the lessor of any such lease, the holder of any mortgage or any of its successors in interest shall reasonably request to evidence such subordination and, in the event that Tenant shall fail to execute and deliver any such instrument within ten (10) days after request therefor, Tenant shall irrevocably constitute and appoint Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant; provided that such subordination does not increase any monetary obligations, materially increase any non-monetary obligations, or materially decrease the rights of tenant under this Lease. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article 13 are herein sometimes called “superior leases”, the mortgages to which this Lease is, at the time referred to, subject and subordinate are herein sometimes called “superior mortgages”, the lessor of a superior lease or its successor in interest at the time referred to is sometimes herein called a “lessor” and the mortgagee under a superior mortgage or its successor in interest at the time referred to is sometimes herein called a “mortgagee”.

13.03.

In the event of any act or omission of Landlord that would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until:

(i)

it has given written notice of such act or omission to the mortgagee of each superior mortgage and the lessor of such superior lease whose name and address shall previously have been furnished to Tenant; and

(ii)

a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such mortgagee or lessor shall have obtained possession of the Premises and become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy). Nothing contained herein shall obligate such lessor or mortgagee to remedy such act or omission.

13.04.

If The lessor of a superior lease or the mortgagee of a superior mortgage shall  succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of such party so succeeding to Landlord’s rights (hereinafter sometimes called a “successor landlord”), and upon such successor landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment, except that such successor landlord shall not be subject to any offset or liable for any previous act or omission of Landlord under this Lease.

13.05.

If, in connection with obtaining financing or refinancing for the Building, a banking, insurance, or other lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant shall not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not materially increase the obligations, or materially decrease the rights, of Tenant hereunder. In no event shall a requested modification of this Lease requiring Tenant to do the following be deemed to materially adversely affect the leasehold interest hereby created:

(i)

give notice of any default by Landlord under this Lease to such lender and/or permit the curing of such defaults by such lender during a reasonable period of time following the giving of such notice; and

(ii)

obtain such lender’s consent for any material modification (as set forth in Section 13.06 hereof) of this Lease.

13.06.

This Lease may not be modified or amended so as to reduce the Rent, shorten the term, or otherwise materially affect the rights of Landlord hereunder, or be canceled or surrendered, without the prior written consent in each instance of the ground lessors and of any mortgagees whose mortgages shall require such consent. Any such modification, agreement, cancellation or surrender made without such prior written consent shall be null and void.

13.07.

Tenant agrees that if this Lease terminates, expires or is canceled for any reason or by any means whatsoever by reason of a default under a ground lease or mortgage, and the ground lessor or mortgagee so elects by written notice to Tenant, this Lease shall automatically be reinstated for the balance of the term which would have remained but for such termination, expiration or cancellation, at the same rental, and upon the same agreements, covenants, conditions, restrictions and provisions herein contained, with the same rental, and upon the same agreements, covenants, conditions, restrictions and provisions herein contained, with the same force and effect as if no such termination, expiration or cancellation had taken place. Tenant covenants to execute and deliver any instrument required to confirm the validity of the foregoing.

13.08.

From time to time, Tenant, on at least ten (10) Business Days’ prior written request by Landlord, shall deliver to Landlord a statement in writing (an “Estoppel Certificate”) certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the Rent and other charges have been paid and stating whether or not to the best of Tenant’s knowledge Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default. In the event that Tenant fails to so execute any such statement or certificate for a period of ten (10) Business Days after notice thereof to Tenant, and such failure shall continue for ten (10) Business Days after notice of such failure shall have been given to Tenant, Tenant hereby irrevocably constitutes and appoints Landlord the attorney-in-fact of tenant to execute, acknowledge and deliver any such statements or certificates for and on behalf of Tenant in the event that Tenant fails to so execute any such statement or certificate. Not more frequently than twice during each year of the Term hereof, Landlord, on at least ten (10) Business Days’ prior written request by Tenant, shall deliver to Tenant an Estoppel Certificate with respect to the Lease and the status of Tenant’s performance thereunder.

ARTICLE 14

CONDEMNATION

14.01.

If the whole or any substantial part of the Premises shall be condemned by eminent domain or acquired by private purchase in lieu thereof, for any public or quasi-public purpose, this Lease shall terminate on the date of the vesting of title through such proceeding or purchase, and Tenant shall have no claim against Landlord for the value of any unexpired portion of the Term of this Lease, nor shall Tenant be entitled to any part of the condemnation award or private purchase price. If less than a substantial part of the Premises is condemned, this Lease shall not terminate, but Rent shall abate in proportion to the portion of the Premises condemned. For purposes of this Section 14.01, a substantial part of the Premises or Building shall be deemed to have been condemned if Tenant’s use and/or access to the Premises is materially adversely affected by reason of such condemnation.  Nothing contained herein shall preclude Tenant from filing a separate claim for the value of its trade fixtures and moving expenses provided that such claim does not diminish Landlord’s claim hereunder.

ARTICLE 15

REQUIREMENTS OF LAW

15.01.

Tenant at its expense shall comply with all laws, orders and regulations of any governmental authority having or asserting jurisdiction over the Premises, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises or the Building or the use or occupancy thereof, including, without limitation, compliance in the Premises with the Americans with Disabilities Act of 1990 (the “ADA”), and all City, State and Federal laws, rules and regulations on the disabled or handicapped, on fire safety and on hazardous materials (collectively, “Applicable Laws”). The foregoing shall not require Tenant to do work to the Building or to the Premises unless the requirement for the performance of any such alteration of improvement is attributable to (i) Tenant’s particular manner of use of the Premises or method of operation therein, (ii) the particular nature of the Alterations or tenant improvements in the Premises, (iii) a breach by Tenant of its obligations under the Lease or (iv) the negligence or willful misconduct of tenant, its agents, servants, contractors, invitees, subtenants and/or any person or entity entering or occupying the premises or any portion thereof with the consent of tenant or any such parties. Landlord shall comply (or cause other parties responsible for such compliance to comply) with all Applicable Laws with respect to the common areas of the Building, subject to Landlord’s right to defer compliance therewith for so long as Landlord is contesting in good faith the validity or applicability thereof to the Building or the Land, and provided that Landlord’s election under this Section 15.01 does not adversely affect Tenant’s use of the Premises for office purposes.

15.02.

Tenant shall require every person engaged by him to clean any window in the Premises from the outside, to use the equipment and safety devices required by Section 202 of the Labor Law and the rules of any governmental authority having or asserting jurisdiction; provided, however, that nothing contained herein shall obligate Tenant to clean the windows.

15.03.

Tenant at its expense shall comply with all requirements of the New York Board of Fire Underwriters, or any other similar body affecting the Premises, and shall not use the Premises in a manner which shall increase the rate of fire insurance of Landlord or of any other tenant, over that in effect prior to this Lease. If Tenant’s use of the Premises increases the fire insurance rate, Tenant shall reimburse Landlord for all such increased costs. That the Premises are being used for the purpose set forth in Article 1 hereof shall not relieve Tenant from the foregoing duties, obligations and expenses; provided, that the use of the Premises for customary office purposes in accordance with this Lease shall not be deemed to increase the rate of the insurance.

ARTICLE 16

CERTIFICATE OF OCCUPANCY

16.01.

Tenant shall not use or occupy the Premises in violation of the certificate of occupancy issued for the Building. The permitted use set forth in Section 1.02 hereof is not a representation or guaranty by Landlord that such use is lawful or permissible under the certificate of occupancy for the Building.

ARTICLE 17

POSSESSION

17.01.

If Landlord shall be unable to give possession of the Premises on the Commencement Date because of the retention of possession of any occupant thereof, alteration or construction work, or for any other reason, Landlord shall not be subject to any liability for such failure. In such event, this Lease shall stay in full force and effect, without extension of its Term. However, the Rent hereunder shall not commence until the Premises are available for occupancy by Tenant. If delay in possession is due to work, changes or decorations being made by or for Tenant, or is otherwise caused by Tenant, there shall be no rent abatement and the Rent shall commence on the date specified in this Lease. If permission is given to Tenant to occupy the Premises or other Premises prior to the date specified as the commencement of the Term, such occupancy shall be deemed to be pursuant to the terms of this Lease, except that the parties shall separately agree as to the obligation of Tenant to pay Rent for such occupancy. The provisions of this Article are intended to constitute an “express provision to the contrary” within the meaning of Section 223(a), New York Real Property Law.

17.02.

Notwithstanding anything contained herein to the contrary:

(i)

in the event that the Commencement Date shall not have occurred on or before the 1st Penalty Date (as such term is hereinafter defined), then, in addition to the rent abatement provided for in Section 3.02 hereof, Tenant shall receive a rent credit in an amount equal to one (1) day’s Fixed Annual Rent (excluding electric) payable hereunder for each day of delay after the 1st Penalty Date until the Commencement Date, provided, however, that the 1st  Penalty Date shall be extended by one day for each day of delay which is due to a Tenant Delay (as such term is hereinafter defined); and

(ii)

in the event that the Commencement Date shall not have occurred on or before the Outside Delivery Date (as such term is hereinafter defined), then Tenant may by written notice given to Landlord on or before April 9, 2009, time being of the essence, elect to terminate and cancel this Lease effective on the date (the “Cancellation Date”) occurring thirty (30) days following the date such notice is given, in which event (provided that the Commencement Date has not occurred prior to the Cancellation Date) this Agreement shall be null and void and of no further force and effect, and neither Landlord nor Tenant shall have any further rights or obligations hereunder; provided further, however, that the representations and indemnifications contained in Article 40 hereof shall survive such termination), all monies paid by Tenant hereunder for rent and security shall be immediately returned to Tenant and the Outside Delivery Date shall be extended by one day for each day of delay which is due to a Tenant Delay.

17.03.

For purposes of Section 17.02 of this Article, the following terms shall have the following meanings: (i) the “1st Penalty Date” shall mean February 19, 2009 and the “Outside Delivery Date” shall mean April 5, 2009; and (ii) “Tenant Delay” shall mean any delay which Landlord may encounter in the performance of Landlord’s obligations hereunder by reason of any act or omission of any nature of tenant, Tenant’s agents or contractors, including, without limitation, delays due to changes in or additions to the work set forth herein requested by Tenant, delays by Tenant in submission of information or giving authorizations or approvals or delays due to the postponement of any such work at the request of Tenant.

17.04.

The provisions of this Article 17 are intended to constitute an “express provision to the contrary” within the meaning of Section 223(a), New York Real Property Law

17.05.

Tenant shall be permitted to use the furnishings set forth on “Exhibit G” attached hereto existing within the premises as of the date hereof (the “Existing Furnishings”) provided, however, that: (i) Tenant shall not sell, lease, encumber or otherwise dispose of or move the Existing Furnishings from the Premises without Landlord’s prior written consent; (ii) Tenant shall maintain the Existing Furnishings in good condition and repair; (iii) Tenant acknowledges and agrees that Landlord has made no representations as to the title and ownership of the Existing Furnishings; (iv) other parties may claim right, title and/or interest in or to the Existing Furnishings; and (v) in the event that of any such claim, Tenant shall, upon Landlord’s request, immediately discontinue the use of the Existing Furnishings, deliver the Existing Furnishings to Landlord and indemnify Landlord against any claim for damages, including, without limitation, reasonable attorneys’ fees, based upon any breach of the covenants contained herein. Notwithstanding anything contained herein to the contrary, Landlord shall not unreasonably withhold, condition or delay its consent to a request by Tenant to dispose of the Existing Furnishings.

ARTICLE 18

QUIET ENJOYMENT

18.01.

Landlord covenants that if Tenant pays the Rent and performs all of tenant’s other obligations under this Lease, Tenant may peaceably and quietly enjoy the Premises, subject to the terms, covenants and conditions of this Lease and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

ARTICLE 19

RIGHT OF ENTRY

19.01.

Tenant shall permit Landlord to erect, construct and maintain pipes, conduits and shafts in and through the Premises; provided that, to the extent possible, (i) the same are concealed behind walls, above hung ceilings or otherwise kept out of sight within the Premises, and (ii) there shall be not more than a de minimis reduction in the layout or usable area of the Premises. Landlord or its agents shall have the right to enter or pass through the Premises at all times, upon reasonable advance notice to Tenant (which may be given in person or by telephone) and, in the event of an emergency, without notice and by master key, reasonable force or otherwise, to examine the same, and to make such repairs, alterations or additions as it may deem necessary to the Premises or the Building, and to take all material into and upon the Premises that may be reasonably required therefor. Such entry and work shall not constitute an eviction of tenant in whole or in part, shall not be grounds for any abatement of Rent, and shall impose no liability on Landlord by reason of inconvenience or injury to Tenant’s business, other than as expressly provided for under this Lease. Landlord shall use reasonable efforts to minimize interference with Tenant’s normal business activities within the Premises provided, however, that Tenant acknowledges and agrees that at, Landlord’s election, all such work shall be performed on normal business days during normal business hours, unless Tenant requests and pays Landlord incremental difference in cost for overtime or premium labor. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances or passageways, windows, corridors, elevators, stairs, toilets, or other public parts of the Building, and to change the designation of rooms and suites and the name or number by which the Building is known; provided that Landlord’s actions do not (i) prevent Tenant from having reasonable means of access to the Premises or to the Building at all times, (ii) reduce the floor area of the premises (except to a de minimis extent) or (iii) reduce to a material extent the level or quality of services that are available to Tenant upon the Commencement Date.

ARTICLE 20

INDEMNITY

20.01.

Tenant shall indemnify, defend and save Landlord harmless from and against any liability or expense arising from the use or occupation of the Premises by Tenant, or anyone on the Premises with Tenant’s permission, or from any breach of tenant’s obligations under this Lease except to the extent arising out of the negligence (other than negligence to which the release of liability and waiver of subrogation provided in Article 43 applies) or willful misconduct of Landlord, (subject, however, to the provisions of Articles 11 and 43 hereof).

ARTICLE 21

LANDLORD’S LIABILITY, ETC.

21.01.

Except as expressly provided herein to the contrary, this Lease and the obligations of Tenant hereunder shall not in any way be affected because Landlord is unable to fulfill any of its obligations or to supply any service, by reason of strike or other cause not within Landlord’s control. Landlord shall have the right, without incurring any liability to Tenant, to stop any service because of accident or emergency, or for repairs, alterations or improvements, necessary or desirable in the judgment of Landlord, until such repairs, alterations or improvements shall have been completed. Landlord shall undertake such repairs, alterations or improvements promptly and shall proceed with reasonable diligence. Landlord shall not be liable to Tenant or anyone else, for any loss or damage to person, property or business; nor shall Landlord be liable for any latent defect in the Premises or the Building. Neither the partners, entities nor individuals comprising Landlord, nor the agents, directors, or officers or employees of any of the foregoing shall be liable for the performance of Landlord’s obligations hereunder. Tenant agrees to look solely to Landlord’s estate and interest in the land and Building, or the lease of the Building or of the land and Building, and the rents and sale proceeds derived therefrom, and the Premises, for the satisfaction of any right or remedy of tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, and in the event of any liability by Landlord, no other property or assets of Landlord or of any of the aforementioned parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use and occupancy of the premises or any other liability of Landlord to Tenant. Nothing contained in this Section 21.01 shall relieve Landlord from any liability for injury or property damage arising from the use or occupation of the common areas of the Building by Tenant to the extent that such liability or expense directly arises out of the negligence or willful misconduct of Landlord.

ARTICLE 22

CONDITION OF PREMISES

22.01.

The parties acknowledge that Tenant has inspected the Premises and the Building and is fully familiar with the physical condition thereof and Tenant agrees to accept the Premises at the commencement of the term in its then “as is” condition (with the Existing Furniture located therein), subject only to Landlord’s performance of Landlord’s Work (as hereinafter defined) in accordance with the terms and conditions set forth in this Article 22. Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to the Premises in order to make it suitable and ready for occupancy and use by Tenant, except to the extent expressly provided for in this Article 22.

22.02.

Landlord shall perform, at Landlord’s sole cost and expense, the work set forth on the schedule annexed hereto as “Exhibit C” and made a part hereof in a building standard manner using building standard materials (“Landlord’s Work”). Landlord, or Landlord’s designated agent, shall perform Landlord’s Work with reasonable dispatch, subject to delay by causes beyond its control or by the action or inaction of Tenant. Tenant acknowledges and agrees that the performance of Landlord’s Work is expressly conditioned upon compliance by Tenant with all the terms and conditions of this Lease, including payment of Rent. Landlord shall deliver to Tenant an ACP-5 certificate with respect to the Premises.

22.03.

Any changes in or additions to Landlord’s Work, which shall be (a) requested by Tenant or Tenant’s designated agents, (b) consented to by Landlord, and (c) made by Landlord, or its agents, shall be paid for by Tenant promptly when billed at the net additional out of pocket cost to Landlord plus 5% for overhead. Any further changes in or additions to the Premises after Landlord’s Work has been completed, which shall be (a) requested by Tenant or Tenant’s designated agents, (b) consented to by Landlord and (c) made by Landlord, shall be paid for by Tenant promptly when billed at cost plus 1 1/4 % for insurance, 5% for overhead and 5% for general conditions, and in the event of the failure of Tenant so to pay for said changes or additions, Landlord at its option may consider the cost thereof, plus the above percentages, as Additional Rent payable by Tenant and collectible as such hereunder, as part of the rent for the next ensuing months.

22.04.

If Landlord’s Work is not substantially completed and is delayed by acts, omissions or changes made or requested by Tenant, its agents, designers, architects or any other party acting or apparently acting on Tenant’s behalf, then Tenant shall pay as hereinbefore provided rent and additional rent on a per diem basis for each day of delay of Landlord’s substantial completion caused by Tenant or any of the aforementioned parties.

22.05.

Landlord’s Work shall be deemed to be substantially completed notwithstanding that (i) minor or non-material details of construction, mechanical adjustment or decoration remain to be performed (collectively, the “Punch List Items”) or (ii) a portion of Landlord’s Work is incomplete because construction scheduling requires that such work be done after incomplete finishing or after other work to be done by or on behalf of Tenant is completed. Landlord hereby agrees that within thirty (30) days after Landlord’s receipt of a written notice from Tenant identifying any purported Punch List Items that require Landlord’s completion, Landlord shall complete said Punch List Items. Notwithstanding anything to the contrary contained herein, Landlord shall also repair “Landlord’s Work” (as such term is hereinafter defined in Section 22 hereof); provided, however, that Landlord’s obligation to repair Landlord’s Work: (i) shall be inapplicable to the extent that the need for same arises out of the negligence or willful misconduct of Tenant, its employees, agents, contractors or invitees, or Tenant’s breach of the terms, covenants or conditions of this Lease and (ii) shall be limited to the period ending on the day immediately preceding the first anniversary of the Commencement Date.

ARTICLE 23

CLEANING

23.01.

Landlord, at its sole cost and expense, shall cause the Premises to be kept clean in accordance with the cleaning specifications annexed hereto and made a part hereof as “Exhibit E”, provided they are kept reasonably in order by Tenant. Landlord, its cleaning contractor and their employees shall have after-hours access to the Premises and the use of tenant’s light, power and water in the Premises as may be reasonably required for the purpose of cleaning the Premises. If requested by Tenant, Landlord shall remove Tenant’s extraordinary refuse from the Building and Tenant shall pay the cost thereof at commercially reasonable rates.

23.02.

Tenant acknowledges that Landlord has designated a cleaning contractor for the Building. Tenant agrees to employ said cleaning contractor or such other contractor as Landlord shall from time to time designate (the “Building Cleaning Contractor”) to perform all cleaning services Tenant elects to have performed within the Premises in addition to the items and services listed on Exhibit E hereto and for any other waxing, polishing, and other cleaning and maintenance work of the Premises and Tenant’s furniture, fixtures and equipment (collectively, “Tenant Cleaning Services”) provided that the prices charged by said contractor are comparable to the prices customarily charged by other reputable cleaning contractors employing union labor in midtown Manhattan for the same level and quality of service. Tenant acknowledges that it has been advised that the cleaning contractor for the Building may be a division or affiliate of Landlord. Tenant agrees that it shall not employ any other cleaning and maintenance contractor, nor any individual, firm or organization for such purpose, without Landlord’s prior written consent. In the event that Landlord and Tenant cannot agree on whether the prices then being charged by the Building Cleaning Contractor for such cleaning services are comparable to those charged by other reputable contractors as herein provided, then Landlord and Tenant shall each obtain two (2) bona fide bids for such services from reputable cleaning contractors performing such services in comparable buildings in midtown Manhattan employing union labor, and the average of the four bids thus obtained shall be the standard of comparison. In the event that the Building Cleaning Contractor does not agree to perform such cleaning services for Tenant at such average price, Landlord shall not unreasonably withhold its consent to the performance of Tenant Cleaning Services by a reputable cleaning contractor designated by Tenant employing union labor with the proper jurisdictional qualifications provided, however, that, without limitation, Landlord’s experience with such contractor or any criminal proceedings pending or previously filed against such contractor may form a basis upon which Landlord may withhold or withdraw its consent.

ARTICLE 24

JURY WAIVER

24.01.

Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim involving any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises or involving the right to any statutory relief or remedy. Tenant will not interpose any counterclaim of any nature (other than a compulsory counterclaim) in any summary proceeding.

ARTICLE 25

NO WAIVER, ETC.

25.01.

No act or omission of Landlord or its agents shall constitute an actual or constructive eviction, unless Landlord shall have first received written notice of Tenant’s claim and shall have had a reasonable opportunity to meet such claim. In the event that any payment herein provided for by Tenant to Landlord shall become overdue for a period in excess of ten (l0) days, then at Landlord’s option a “late charge” shall become due and payable to Landlord, as Additional Rent, from the date it was due until payment is made, at a rate (the “Interest Rate”) equal to one (l%) percent above the prime rate of interest charged by JP Morgan Chase, New York, (or the successor thereto) at the time such payment first becomes due. No act or omission of Landlord or its agents shall constitute an acceptance of a surrender of the Premises, except a writing signed by Landlord. The delivery or acceptance of keys to Landlord or its agents shall not constitute a termination of this Lease or a surrender of the Premises. Acceptance by Landlord of less than the Rent due hereunder shall at Landlord’s option be deemed on account of earliest Rent remaining unpaid. No endorsement on any check, or letter accompanying Rent, shall be deemed an accord and satisfaction, and such check may be cashed without prejudice to Landlord. No waiver of any provision of this Lease shall be effective, unless such waiver be in writing signed by the party to be charged. In no event shall Tenant be entitled to make, nor shall Tenant make any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord had unreasonably withheld, delayed or conditioned its consent or approval to any request by Tenant made under a provision of this Lease. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance or declaratory judgment. Tenant shall comply with the rules and regulations contained in this Lease, and any reasonable modifications thereof or additions thereto after reasonable notice of same has been provided, to Tenant. Landlord shall not be liable to Tenant for the violation of the rules and regulations applicable to the Building by any other tenant in the Building. Failure of Landlord to enforce any provision of this Lease, or any rule or regulation, shall not be construed as the waiver of any subsequent violation of a provision of this Lease or any rule or regulation. Landlord will enforce all rules and regulations in a non-discriminatory manner. Landlord shall have the right, from time to time, to close, obstruct or darken the windows of the Premises temporarily to the extent required to comply with applicable Requirements. Landlord agrees that it shall not permanently close, darken or bricken up windows in the Premises unless required by applicable Requirements. If, at any time, the windows of the Premises are closed, obstructed or darkened temporarily, as aforesaid, then Landlord shall perform (or cause to be performed) such repairs, maintenance, alterations or improvements, or shall comply with applicable Requirements, in each case with reasonable diligence, and otherwise take such action as may be reasonably necessary to minimize the period during which such windows are temporarily closed, obstructed or darkened.

ARTICLE 26

OCCUPANCY AND USE BY TENANT

26.01.

If this Lease is terminated because of Tenant’s default hereunder, then, in addition to Landlord’s rights of re-entry, restoration, preparation for and re-rental, and anything elsewhere in this Lease to the contrary notwithstanding, at Landlord’s election, all Rent and Additional Rent reserved in this Lease from the date of such breach to the expiration date of this Lease shall become immediately due and payable to Landlord and Landlord shall retain its right to judgment on and collection of tenant’s aforesaid obligation to make a single payment to Landlord of a sum equal to (i) the amount by which (x) the Fixed Annual Rent and Additional Rent payable hereunder for the period to the Expiration Date from the date of such breach, exceeds (y) the then fair and reasonable rental value of the Premises for the same period, both discounted at the prime rate of interest charged by JP Morgan Chase, New York, (or the successor thereto) on the date of such breach to present worth, and (ii) all reasonable out-of-pocket expenses of Landlord in obtaining possession of, and in effecting the reletting of the Premises including, without limitation, alteration costs, commissions, concessions and legal fees. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original Term of this Lease.

ARTICLE 27

NOTICES

27.01.

Any bill, notice or demand from Landlord to Tenant, may be delivered personally at the Premises or sent by registered or certified mail or by any nationally recognized overnight delivery service and addressed to Tenant at the Premises or, prior to the Commencement Date, at the address first set forth herein. A copy of any notice of default given to Tenant hereunder shall also be sent for informational purposes only to: Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, Attn: Andrea Ascher, Esq. Any notice, request or demand from Tenant to Landlord must be sent by registered or certified mail or by nationally recognized, receipted overnight delivery service, to the last address designated in writing by Landlord. Any change of a party’s address for the purposes of this Article 27 shall be sent in the manner required for notices in this Article 27. Notices shall be deemed to have been rendered or given (i) on the Business Day delivered, if delivered by hand or by recognized overnight courier service, prior to 5:00 p.m. on such Business Day, or if delivered on a day other than a Business Day or after 5:00 p.m. on any day, then on the next Business Day following such delivery, or (ii) three (3) Business Days after the date mailed, if mailed as provided in this Article 27. Notices may be sent by the attorneys for the parties hereto.

ARTICLE 28

WATER

28.01.

Landlord shall provide water to the Premises during the term for ordinary lavatory, drinking and pantry uses. Tenant shall pay the amount of Landlord’s cost for all excessive water used by Tenant for any purpose other than ordinary lavatory, drinking and pantry uses, and any sewer rent or tax based thereon. Landlord may install a water meter to measure Tenant’s excessive water consumption for all purposes and Tenant agrees to pay for the installation and maintenance thereof and for excessive water consumed as shown on said meter at Landlord’s cost therefor plus five (5%) percent. If water is made available to Tenant in the Building or the Premises through a meter which also supplies other Premises, or without a meter, then Tenant shall pay to Landlord a reasonable charge per month for excessive water consumption. Landlord reserves the right to discontinue water service to the Premises if either the quantity or character of such service is changed or is no longer available or suitable for Tenant’s requirements or for any other reason without releasing Tenant from any liability under this Lease and without Landlord or Landlord’s agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service.

ARTICLE 29

SPRINKLER SYSTEM

29.01.

If there shall be a “sprinkler system” in the Premises for any period during this Lease, and if such sprinkler system is damaged by any act or omission of Tenant or its agents, employees, licensees or visitors, Tenant shall restore the system to good working condition at its own expense. If the New York Board of Fire Underwriters, the New York Fire Insurance Exchange, the Insurance Services Office, or any governmental authority requires the installation of, or any alteration to a sprinkler system by reason of tenant’s particular manner of occupancy or use of the Premises, including any alteration necessary to obtain the full allowance for a sprinkler system in the fire insurance rate of Landlord, or for any other reason, then Tenant shall make such installation or alteration promptly, and at its own expense.

ARTICLE 30

HEAT, ELEVATOR, ETC.

30.01.

I, Landlord, shall provide heating service to the Premises from October 16 through May 14 (the “Heating Season”), Monday through Friday, excluding State holidays, Federal holidays, or Building Service Employees Union Contract holidays (“Business Days”) from 8:00 a.m. to 8:00 p.m. (“Business Hours”) and on Saturdays from 8:00 a.m. to 1:00 p.m. in accordance with Applicable Laws. In the event Tenant shall require heat to the Premises other than on the above referenced days and hours, but during the Heating Season, Landlord shall furnish such heat, provided that written notice is hand delivered to Landlord at Landlord’s office in the Building, addressed to the attention of the Operations Manager, or such other address designated by Landlord, not less than twenty-four (24) hours prior to the date for which such service is requested and, if such heating service is required on a non-Business Day, such notice shall also be required to be delivered prior to 1:00 p.m. on the Business Day immediately preceding the date such service is required). Tenant shall reimburse Landlord, as Additional Rent, within ten (10) days of Landlord’s demand, for the standard charges then assessed by Landlord for such after hours service; provided, however, there shall be a minimum charge of four (4) hours for any time period of additional service. In the event that other tenants in the Building requested heating service for the same after hours periods on the same days as Tenant has requested such service, such charge shall be prorated by the number of tenants occupying one or more floors of the Building requesting such service for the applicable period.

30.02.

Landlord shall provide reasonable passenger elevator service on Business Days during Business Hours. Landlord shall provide a minimum of one (1) passenger elevator from the lobby of the Building to the Premises twenty-four (24) hours per day, seven (7) days per week, subject to all other applicable provisions of the Lease. Tenant shall have access to the Premises 24 hours per day, 7 days per week, subject to Force Majeure, Landlord’s rules and regulations and the other provisions of this Lease. For purposes of this Section 30.02, “Force Majeure” shall mean strikes, lockouts, labor troubles, failure of power, acts of God or forces of nature, restrictive governmental laws or regulations, riots, insurrection, terrorism, war or other reason beyond the reasonable control· of Landlord.

30.03.

No bulky materials including, but not limited to furniture, office equipment, packages, or merchandise (“Freight Items”) shall be received in the Premises or Building by Tenant or removed from the Premises or Building by Tenant except on Mondays through Fridays between the hours of 8:30a.m. and 4:30 p.m. and by means of the freight elevators only, which Landlord will provide without charge on a first come, first served basis. If the elevators in the Building are manually operated, Landlord may convert to automatic elevators at any time, without in any way affecting Tenant’s obligations hereunder. In the event that Tenant requires additional freight elevator service at hours other than those set forth above, Landlord shall make available to Tenant, upon reasonable notice, overtime freight elevator service at Tenant’s sole cost and expense at the Building standard rate for such service, which as of the date of this Lease is $110.00 per hour plus sales tax, if applicable, and is subject to future increases in the Building standard rate reasonably promulgated by Landlord from time to time. In the event that additional freight service is requested for a weekend or for a period of time that does not immediately precede or follow the normal working hours of the personnel providing such overtime freight service, the minimum charge prescribed by Landlord shall be for four (4) hours if required by union contract. Solely in connection with Tenant’s initial (one (1) continuous phase) move into the Premises (“Tenant’s Move”), Landlord shall furnish freight elevator service to Tenant without charge. Any damage done to the Building or Premises by Tenant, its employees, agents, servants, representatives and/or contractors in the course of moving any Freight Items shall be paid by Tenant upon demand by Landlord.

ARTICLE 31

SECURITY DEPOSIT

31.01.

Tenant has deposited with Landlord the sum of $106,820.00 as security (the “Security”) for the performance by Tenant of the terms of this Lease. Landlord agrees to deposit the Security in an interest bearing account in a bank located in New York State. To the extent not prohibited by law, Landlord shall be entitled to receive and retain as an administrative expense that portion of the interest received on such account which represents the maximum fee permitted under applicable law, which fee Landlord shall have the right to withdraw from time to time, as Landlord may determine. The balance of the interest shall be added to and held as part of the Security subject to and in accordance with the provisions of this Article. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security. Landlord may use any part of the Security to satisfy any default of tenant after the expiration of any applicable notice and grace period provided for herein, if any, and any expenses arising from such default, including but not limited to legal fees and any damages or rent deficiency before or after re-entry by Landlord. Tenant shall, upon demand, deposit with Landlord the full amount so used, and/or any amount not so deposited by Tenant, in order that Landlord shall have the full Security deposit on hand at all times during the term of this Lease. If Tenant shall comply fully with the terms of the Lease, the Security shall be returned to Tenant within forty-five (45) days after the expiration of the Lease. In the event of a sale or lease of the Building containing the Premises, Landlord may transfer the Security to the purchaser or tenant, and Landlord shall thereupon be released from all liability for the return of the Security. This provision shall apply to every transfer or assignment of the Security to a new Landlord. Tenant shall have no legal power to assign or encumber the Security herein described.

31.02.

In lieu of a cash deposit, Tenant shall be permitted to deliver to Landlord as and for security hereunder a clean, irrevocable and unconditional letter of credit in an amount equal to the security required to be deposited by Tenant pursuant hereto which shall comply and conform in all material respects with the form annexed hereto and made a part hereof as “Exhibit F” and be issued by a bank reasonably acceptable to Landlord. If (i) a default shall occur and continue under this Lease beyond the expiration of any applicable notice and grace period provided for herein, if any, or (ii) Tenant fails to vacate the Premises and surrender possession thereof in accordance with the terms of this Lease upon the expiration or earlier termination of this Lease, or (iii) Landlord receives notice from the issuer of such letter of credit of the non-renewal thereof, then Landlord shall have the right (but not the obligation), at Landlord’s election, to present said letter of credit for payment and the cash proceeds drawn thereunder shall be treated as Security for all purposes hereunder and Landlord shall hold and apply the same in accordance with Section 31.01 hereof.

31.03.

Simultaneously upon execution of this Lease, Tenant shall deliver to Landlord a guaranty (the “Guaranty”) from Seth Rachin (the “Guarantor”) as additional security for the performance by Tenant of the terms of this Lease which shall comply and conform in all material respects with the form annexed hereto and made a part hereof as “Exhibit D”.

ARTICLE 32

TAX ESCALATION

32.01.

Tenant shall pay to Landlord, as Additional Rent, tax escalation in accordance with this Article:

(a)

For purposes of this Lease, Landlord and Tenant acknowledge and agree that the rentable square foot area of the Premises shall be deemed to be 6,104 square feet.

(b)

For the purpose of this Article, the following definitions shall apply:

(i)

The term “Tenant’s Share”, for purposes of computing tax escalation, shall mean 1.455 percent (1.455%). Tenant’s Share has been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the Premises and the denominator of which is the total rentable square foot area of the office and commercial space in the Building Project. The parties acknowledge and agree that the total rentable square foot area of the office and commercial space in the Building Project shall be deemed to be 419,585 sq. ft.

(ii)

The term the “Building Project” shall mean the aggregate combined parcel of land on a portion of which are the improvements of which the Premises form a part, with all the improvements thereon, said improvements being a part of the block and lot for tax purposes which are applicable to the aforesaid land.

(iii)

The “Base Tax Year” shall mean the Real Estate Taxes payable during calendar year 2009 (which is deemed to be the second half of the New York City Fiscal Year commencing on July 1,2008 through June 30, 2009 and the first half of the New York City Fiscal Year commencing on July 1, 2009 through June 30, 2010).

(iv)

The term “Comparative Year” shall mean the twelve (12) month period beginning on July 1, 2009 and ending on June 30, 2010, and each subsequent period of twelve (12) months thereafter.

(v)

The term “Real Estate Taxes” shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building Project including, without limitation, any business improvement district assessment payable by the Building Project, any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Building Project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said Building Project. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes, or in lieu of additions to or increases of said Real Estate Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of “Real Estate Taxes” for the purposes hereof. Provided, however, that except to the extent expressly includable hereunder, the following shall be excluded from “Real Estate Taxes” for purposes of this Article: (i) income, estate, gift, succession, inheritance, transfer, mortgage, gains, unincorporated business, commercial rent and franchise taxes imposed upon Landlord, (ii) any interest or penalties incurred by Landlord by reason of a late payment of Real Estate Taxes, and (iii) water, sewer, vault and sales taxes, rents and/or charges.

(vi)

Where more than one assessment is imposed by the City of New York for any tax year, whether denominated an “actual assessment” or a “transitional assessment” or otherwise, then the phrases herein “assessed value” and “assessments” shall mean whichever of the actual, transitional or other assessment is designated by the City of New York as the taxable assessment for that tax year.

32.02.

In the event that the Real Estate Taxes payable for any Comparative Year shall exceed the amount of the Real Estate Taxes payable during the Base Tax Year, Tenant shall pay to Landlord, as Additional Rent for such Comparative Year, an amount equal to Tenant’s Share of the excess; provided, however, that the Additional Rent due under this Article for the period through and including December 31, 2009, if any, shall be abated, the intention being that Tenant’s obligation under this Section 32.02 shall commence on January 1, 2010. Before or after the start of each Comparative Year, Landlord shall furnish to Tenant a statement of the Real Estate Taxes payable during the Comparative Year. If the Real Estate Taxes payable for such Comparative Year exceed the Real Estate Taxes payable during the Base Tax Year, Additional Rent for such Comparative Year, in an amount equal to Tenant’s Share of the excess, shall be due from Tenant to Landlord, and such Additional Rent shall be payable by Tenant to Landlord as follows: After Landlord has furnished Tenant with the aforesaid statement, Tenant shall pay Landlord with the monthly installments of Rent due on June 1and December 1 of each such Comparative Year an amount equal to one-half (1/2) of the total sum of additional Rent due from Tenant to Landlord pursuant to such statement for such Comparative Year, until such time as a new statement for a subsequent comparative year shall become effective. If, during the term of this Lease, any such taxes are required to be paid to the taxing authority, in full or in quarterly or other installments, on any other date or dates than as presently required, then Tenant’s tax escalation payment(s) shall be correspondingly accelerated so that said payments are due thirty (30) days prior to the date proportionate payments are due to the taxing authority. The benefit of any discount for any early payment or prepayment of Real Estate Taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from the Real Estate Taxes payable for any Comparative Year. Upon Landlord’s receipt of a written request from Tenant, Landlord shall provide Tenant with copies of the actual Real Estate Tax bills for a specified Comparison Year and the Base Tax Year provided that they are then in the possession of Landlord.

32.03.

Should the Real Estate Taxes payable during the Base Tax Year be reduced by final determination of legal proceedings, settlement or otherwise, then, the Real Estate Taxes payable during the Base Tax Year shall be correspondingly revised, the Additional Rent theretofore paid or payable hereunder for all Comparative Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord as Additional Rent, within ten (10) days after being billed therefor, any deficiency between the amount of such Additional Rent as theretofore computed and the amount thereof due as the result of such recomputations.

32.04.

If, after Tenant shall have made a payment of additional Rent under Section 32.02, Landlord shall receive a refund of any portion of the Real Estate Taxes payable for any Comparative Year after the Base Tax Year on which such payment of Additional Rent shall have been based, as a result of a reduction of such Real Estate Taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall within thirty (30) days after receiving the refund pay to Tenant Tenant’s Share of the refund less Tenant’s Share of expenses (including attorneys’ and appraisers’ fees) incurred by Landlord in connection with any such application or proceeding. In addition to the foregoing, Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after Landlord shall have delivered to Tenant a statement therefor, Tenant’s Share of all reasonable, out-of-pocket expenses actually incurred by Landlord in reviewing or contesting the validity or amount of any Real Estate Taxes or for the purpose of obtaining reductions in the assessed valuation of the Building Project prior to the billing of Real Estate Taxes, including without limitation, the reasonable fees and disbursements of attorneys, third party consultants, experts and others (collectively, “Review Expenses”); provided, however that if for the applicable Comparative Year Landlord is unable to obtain a reduction in the amount of any Real Estate Taxes or the assessed valuation of the Building Project, then Tenant shall not be required to pay Landlord more than Tenant’s Share of $10,000.00 for Review Expenses with respect to any Comparative Year. Upon Landlord’s receipt of a written request from Tenant, Landlord shall provide Tenant with copies of the actual Real Estate Tax bills for the Base Tax Year provided that they are then in the possession of Landlord.

32.05.

The statements of the Real Estate Taxes to be furnished by Landlord as provided above shall be certified by Landlord and shall constitute a final determination as between Landlord and Tenant of the Real Estate Taxes for the periods represented thereby, unless Tenant within thirty (30) days after they are furnished shall give a written notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. If Tenant shall so dispute said statement then, pending the resolution of such dispute, Tenant shall pay the Additional Rent to Landlord in accordance with the statement furnished by Landlord.

32.06.

In no event shall the Fixed Annual Rent under this Lease be reduced by virtue of this Article 32.

32.07.

If the Commencement Date of the Term of this Lease is not the first day of the first Comparative Year, then the Additional Rent due hereunder for such first Comparative Year shall be a proportionate share of said Additional Rent for the entire Comparative Year, said proportionate share to be based upon the length of time that the lease Term will be in existence during such first Comparative Year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant’s default) whether the same be the date hereinabove set forth for the expiration of the Term or any prior or subsequent date, a proportionate share of said Additional Rent for the Comparative Year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Comparative Year. Landlord shall promptly cause statements of said Additional Rent for that Comparative Year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

32.08.

Landlord’s and Tenant’s obligations to make the adjustments referred to in Section 32.07 or Section 32.05 hereof shall survive any expiration or termination of this Lease. Any delay or failure of Landlord in billing any tax escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such tax escalation hereunder. Landlord shall deliver to Tenant the final statement for the adjustment hereunder no later than twenty-four (24) months after the expiration of the Term of this Lease or twenty-four (24) months following the sooner termination of this Lease and any sums due hereunder and not set forth by Landlord in a statement delivered within said twenty-four (24) month period shall be deemed waived by Landlord.

ARTICLE 33

RENT CONTROL

33.01.

In the event the Fixed Annual Rent or Additional Rent or any part thereof provided to be paid by Tenant under the provisions of this Lease during the demised term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, (a “Legal Requirement”), then Tenant shall enter into such reasonable agreements and take such other steps as Landlord may request to enable Landlord to collect the maximum rents which, from time to time, are permissible (but not in excess of the rentals then reserved under this Lease). Upon the termination of such Legal Requirement, (a) the Rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant promptly shall pay in full to Landlord, unless expressly prohibited by law, an amount equal to (i) the Rent which would have been paid pursuant to this Lease but for such Legal Requirement less (ii) the Rent paid by Tenant during the period such Legal Requirement was in effect.

ARTICLE 34

SUPPLIES

34.01.

Only Landlord or anyone or more persons, firms, or corporations authorized in writing by Landlord shall be permitted to furnish laundry, linens, towels, drinking water, water coolers, ice and other similar supplies and services to tenants and licensees in the Building such authorization not to be unreasonably withheld. Landlord may fix, in its own reasonable discretion, from time to time, the hours during which and the regulations under which such supplies and services are to be furnished.

34.02.

Only Landlord or anyone or more persons, firms or corporations authorized in writing by Landlord shall be permitted to sell, deliver or furnish any food or beverages whatsoever for consumption within the Premises or elsewhere in the Building such authorization not to be unreasonably withheld. Landlord further expressly reserves the right to exclude from the Building any person, firm or corporation attempting to deliver or purvey any such food or beverages, but not so authorized by Landlord. It is understood, however, that Tenant or its employees, invitees and guests may personally bring food or beverages into the Building for consumption within the Premises by the said employees, but not for resale or for consumption by any other tenant.

ARTICLE 35

AIR CONDITIONING

35.01.

Tenant shall be permitted to use the equipment presently supplying air-conditioning service to the Premises (the “Existing HVAC Equipment”) Monday to Friday from 8:00 a.m. to 6:00 p.m. during the Building’s “Cooling Season” (which is currently May 15 through October 15) subject to and in accordance with the provisions of this Article. Landlord shall perform such work as is necessary in order to deliver the Existing HVAC Equipment to Tenant in good working order (“Landlord’s Initial HVAC Work”) prior to the Commencement Date, subject, however, to Tenant’s obligation to thereafter maintain and repair the Existing HVAC Equipment in accordance with the provisions of this Article. Tenant acknowledges and agrees that air-conditioning service to the Premises shall be supplied through equipment operated by Tenant and that Landlord has no obligation to operate said equipment or to supply air-conditioning service to the Premises. Landlord shall repair and maintain the Existing HVAC Equipment in good working order and condition, subject, however, to Tenant’s obligation to pay to Landlord the cost of such maintenance and repair in accordance with the provisions of Section 35.03 hereof. All other air conditioning systems, equipment and facilities hereafter located in or servicing the Premises (the “Supplemental Systems”) including, without limitation, the ducts, dampers, registers, grilles and appurtenances utilized in connection with both the Existing HVAC Equipment and the Supplemental Systems (collectively hereinafter referred to as the “HVAC System”), shall be maintained, repaired and operated by Tenant in compliance with all present and future laws and regulations relating thereto at Tenant’s sole cost and expense. Notwithstanding anything to the contrary contained in the preceding sentence, Landlord shall repair and maintain the ducts, dampers, registers, grilles and appurtenances utilized in connection with the Existing HVAC Equipment (collectively, the “Existing HVAC Equipment Appurtenances”) in good working order and condition, subject, however, to Tenant’s obligation to pay Landlord the cost of such maintenance and repair in accordance with the provisions of Section 35.03 hereof. Tenant shall pay for all electricity consumed in the operation of the HVAC System, and Tenant’s proportionate share of the electric current (and/or water, gas and steam) for the production of chilled and/or condenser water and its supply to the premises, if applicable, subject to the terms of Article 41 of this Lease. Tenant shall pay for all parts and supplies necessary for the proper operation of the HVAC System (other than the Existing HVAC Equipment) (and any restoration or replacement by Tenant of all or any part thereof shall be in quality and class at least equal to the original work or installations); provided, however, that Tenant shall not alter, modify, remove or replace the HVAC System, or any part thereof, without Landlord’s prior written consent.

35.02.

Without limiting the generality of the foregoing, Tenant shall, at its own cost and expense, (a) cause to be performed all maintenance of the HVAC System (other than the Existing HVAC Equipment or the Existing HVAC Equipment Appurtenances), including all repairs and replacements thereto, and (b) on the Commencement Date and throughout the Term of this Lease maintain an air conditioning service repair and full service maintenance contract covering the HVAC System (other than the Existing HVAC Equipment or the Existing HVAC Equipment Appurtenances) in a form reasonably satisfactory to Landlord with an air conditioning contractor or servicing organization reasonably approved by Landlord and provide a copy of the same to Landlord.  All such contracts shall provide for the thorough overhauling of the HVAC System (other than the Existing HVAC Equipment or the Existing HVAC Equipment Appurtenances) at least one (l) time per calendar year during the Term of this Lease and shall expressly state that (i) such contract shall automatically renew and shall not be terminable upon less than thirty (30) days prior written notice to the Landlord (sent by certified mail, return receipt requested) and (ii) the contractor providing such service shall maintain a log at the Premises detailing the service provided to any Supplemental Systems during each visit pursuant to such contract. Tenant shall keep such log at the Premises and permit Landlord to review same promptly after Landlord’s request during reasonable hours on Business Days. The HVAC System is and shall at all times remain the property of Landlord, and at the expiration or sooner termination of this Lease, Tenant shall surrender to Landlord any Supplemental Systems in good working order and condition, subject to normal wear and tear and shall deliver to Landlord a copy of the service log. In the event that Tenant fails to obtain the contract required herein or perform any of the maintenance or repairs required hereunder, Landlord shall have the right, but not the obligation, to procure such contract and/or perform any such work and charge the tenant as Additional Rent hereunder the cost of same plus an administrative fee equal to fifteen percent (15%) of such cost which shall be paid for by Tenant on demand.

35.03.

Tenant shall pay to Landlord a fee for Landlord’s maintenance and repair of the Existing HVAC Equipment (the “HVAC Repair Fee”) at the rate of $200.00 per month during the Cooling Season which shall be added to and payable in monthly installments at the same time and in the same manner as Fixed Annual Rent under this Lease, subject to future increases as hereinafter set forth. On each anniversary of the Commencement Date of the Term of this Lease, the HVAC Repair Fee shall be increased by two (2%) percent on the HVAC Repair Fee payable during the immediately preceding twelve (12) month period, compounded annually. Provided that Tenant has paid all HVAC Repair Fees owed to Landlord in accordance with the applicable provisions of this Article, Landlord shall repair or replace, as necessary, at its sole cost and expense any major operating components of the Existing HVAC Equipment, including, in Landlord’s sole discretion, the Existing HVAC Equipment, which have become inoperable, except to the extent caused by the negligence or willful misconduct of tenant. Tenant shall pay to Landlord as Additional Rent hereunder the actual costs and expenses incurred by Landlord in connection with Landlord’s maintenance of the Existing HVAC Equipment Appurtenances.

ARTICLE 36

SHORING

36.01.

Tenant shall permit any person authorized to make an excavation on land adjacent to the Building containing the Premises to do any work within the Premises necessary to preserve the wall of the Building from injury or damage, and Tenant shall have no claim against Landlord for damages or abatement of rent by reason thereof. Landlord shall endeavor to use commercially reasonable efforts to minimize interference with Tenant’s permitted use of the Premises during the course of said excavations and shoring.

ARTICLE 37

EFFECT OF CONVEYANCE, ETC.

37.01.

If The Building is sold, transferred or leased, or the lease thereof transferred or sold, Landlord shall be relieved of all future obligations and liabilities hereunder, provided that the purchaser, transferee or tenant of the Building shall have assumed and agreed to perform all such obligations and liabilities of Landlord hereunder. In the event of such sale, transfer or lease, Landlord shall also be relieved of all existing obligations and liabilities hereunder, provided that the purchaser, transferee or tenant of the Building assumes in writing such obligations and liabilities.

ARTICLE 38

RIGHTS OF SUCCESSORS AND ASSIGNS

38.01.

This Lease shall bind and inure to the benefit of the heirs, executors, administrators, successors, and, except as otherwise provided herein, the assigns of the parties hereto. If any provision of any Article of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of such Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of such Article and of this Lease shall be valid and be enforced to the fullest extent permitted by law.

ARTICLE 39

CAPTIONS

39.01.

The captions herein are inserted only for convenience, and are in no way to be construed as a part of this Lease or as a limitation of the scope of any provision of this Lease.

ARTICLE 40

BROKERS

40.01.

Each party represents to the other that such party has had no dealings or negotiations with any broker or agent in connection with the consummation of this Lease other than SL Green Leasing LLC and CB Richard Ellis (collectively, the “Brokers”) and each party covenants and agrees to defend, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys’ fees) or liability resulting from the inaccuracy of the foregoing representation by the applicable party. Landlord shall pay commissions due the Brokers in connection with this Lease, if any, pursuant to the terms of separate agreements.

ARTICLE 41

ELECTRICITY

41.01.

Tenant acknowledges and agrees that electric service shall be supplied to the Premises on a “rent inclusion basis” in accordance with the provisions of this Article 41. Landlord shall make available during the Term of this Lease at the combined electrical closets servicing the Premises electricity for all purposes with an average capacity of not less than six (6) watts connected load per rentable square foot of the premises (exclusive of the electricity required to operate the Existing HVAC Equipment), which shall be distributed by Tenant at its sole cost and expense, subject to all other applicable provisions of this Lease.

41.02.

The terms “electricity” and “electric service”, as used herein, shall mean any element affecting the generation, transmission, and/or distribution or redistribution of electricity, including but not limited to services which facilitate the distribution of service.

41.03.

If and so long as Landlord provides electricity to the Premises on a rent inclusion basis, Tenant agrees that the Fixed Annual Rent shall be increased by the amount of the Electricity Rent Inclusion Factor (“ERIF”), as hereinafter defined. Tenant acknowledges and agrees (i) that the Fixed Annual Rent hereinabove set forth in this Lease does not yet, but is to include an ERIF of $3.00 per rentable square foot to compensate Landlord for electrical wiring and other installations necessary for, and for its obtaining and making available to Tenant the redistribution of electric current as an additional service, and Tenant shall pay for Tenant’s Share of Building electric current (i.e., all electricity used in lighting the public and service areas, and in operating all the service facilities, of the Building and the parties acknowledge and agree that twenty percent (20%) of the Building’s payment to the public utility or other service providers for the purchase of electricity shall be deemed to be payment for Building electric current) which shall be paid for by Tenant in accordance with provisions hereof; and (ii) that said ERIF, which shall be subject to periodic adjustments as hereinafter provided, has been partially based upon an estimate of tenant’s connected electrical load, in whatever manner delivered to Tenant, which shall be deemed to be the demand (KW), and hours of use thereof, which shall be deemed to be the energy (KWH), for ordinary lighting and light office equipment and the operation of the usual small business machines, including printers, scanners, copiers and fax machines, computers and computer equipment (including, routers, servers and network switches and printers), audio video equipment and telephones, the Existing HVAC Unit, and the usual pantry equipment (including, refrigerator, microwave, coffeemaker and water cooler) (such lighting and equipment are hereinafter called “Ordinary Equipment”) during ordinary business hours (“Ordinary Business Hours” shall be deemed to mean 55 hours per week), with Landlord providing an average connected load of 4 ½ watts of electricity for all purposes per rentable square foot. Any installation and use of equipment other than Ordinary Equipment and/or any connected load and/or energy usage by Tenant in excess of the foregoing and the charge for Tenant’s Share of Building electric current shall result in adjustment of the ERIF as hereinafter provided. For purposes of this Article, the rentable square foot area of the premises shall be deemed to be 6,104 square feet.  Notwithstanding anything contained herein to the contrary, Tenant acknowledges and agrees that electric service shall be supplied to the Premises as of June 1, 2011 on a “rent inclusion basis” in accordance with the provisions of this Article 41 of this Lease, provided, however that the phrase “$3.00” as it appears in each instance in this Article 41 of this Lease, shall be deleted and the phrase “$3.25” shall be substituted in its place and stead.

41.04.

If the cost to Landlord of electricity shall have been, or shall be, increased subsequent to the Commencement Date (whether such change occurs prior to or during the term of this Lease), by change in Landlord’s electric rates or service classifications, or electricity charges, including changes in market prices, or by an increase, subsequent to the last such electric rate or service classification change or market price change, in fuel adjustments or charges of any kind, or by taxes, imposed on Landlord’s electricity purchases or on Landlord’s electricity redistribution, or for any other such reason, then the aforesaid ERIF portion of the fixed annual rent shall be changed in the same percentage as any such change in cost due to changes in electric rates, service classifications or market prices, and, also Tenant’s payment obligation, for electricity redistribution, shall change from time to time so as to reflect any such increase in fuel adjustments or charges, and such taxes. Any such percentage change in Landlord’s cost due to change in Landlord’s electric rate or service classifications or market prices, shall be computed on the basis of the average consumption of electricity for the Building for the twelve (12) full months immediately prior to the rate change or other such changes in cost, energy and demand, and any changed methods of or rules on billing for same, applied on a consistent basis to the new electric rate or service classification or market price and to the immediately prior existing electric rate or service classification or market price. If the average consumption (energy and demand) for the entire Building for said prior twelve (12) months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire building for the first three (3) months after such change, projected to a full twelve (12) months, so as to reflect the different seasons; and that same consumption, so projected, shall be applied to the rate and/or service classification or market price which existed immediately prior to the change. The parties agree that a reputable, independent electrical consultant firm, selected by Landlord

(“Landlord’s Electrical Consultant”), shall determine the percentage change for the changes in ERlF due to Landlord’s changed costs and the charge to Tenant for Tenant’s Share of Building electric current, and that Landlord’s Electrical Consultant may from time to time make surveys in the premises of the electrical equipment and fixtures and use of current. (i) If such survey shall reflect a connected electrical load in excess of 4 ½ watts of electricity for all purposes per rentable square foot and/or energy usage in excess of Ordinary Business Hours (each such excess hereinafter called “excess electricity”) then the connected electrical load and/or the hours of use portion(s) of the then existing ERIF shall be increased by an amount which is equal to a fraction of the then existing ERIF, the numerator of which is the excess electricity (i.e., excess connected load and/or excess usage) and the denominator of which is the connected load and/or the energy usage which was the basis of the then existing ERIF. Such fractions shall be determined by Landlord’s Electrical Consultant. The Fixed Annual Rent shall then be appropriately adjusted, effective as of the date of any such change in connected load and/or usage, as disclosed by said survey. (ii) If such survey shall disclose installation and use of other than Ordinary Equipment, then effective as of the date of said survey, there shall be added to the ERIF portion of Fixed Annual Rent (computed and fixed as hereinbefore described) an additional amount equal to what would be paid under the SC-4 Rate I Service Classification in effect on the Commencement Date (and not the time-of-day rate schedule) or the comparable rate schedule (and not the time-of-day rate schedule) of any utility other than Con Ed then providing electrical service to the building as same shall be in effect on the date of such survey for such load and usage of electricity, with the connected electrical load deemed to be the demand (KW) and the hours of use thereof deemed to be the energy (KWH), as hereinbefore provided, (which addition to the ERIF shall be increased by all electricity cost changes of Landlord, as hereinabove provided, from May 1, 1996 through the date of billing).

41.05.

In no event, whether because of surveys, rates or cost changes, or for any reason, is the originally specified $3.00 per rentable square foot ERIF portion of the fixed annual rent (plus any net increase thereof by virtue of all electricity rate, service classification or market price changes of Landlord subsequent to the Commencement Date) to be reduced.

41.06.

The determinations by Landlord’s Electrical Consultant shall be binding and conclusive on Landlord and Tenant from and after the delivery of copies of such determinations to Landlord and Tenant, unless, within fifteen (15) days after delivery thereof, Tenant disputes such determination. If Tenant so disputes the determination, it shall, at its own expense, obtain from a reputable, independent electrical consultant its own determinations in accordance with the provisions of this Article. Tenant’s consultant and Landlord’s consultant then shall seek to agree. If they cannot agree within thirty (30) days they shall choose a third reputable electrical consultant, whose cost shall be shared equally by the parties, to make similar determinations which shall be controlling.  (If they cannot agree on such third consultant within ten (10) days, then either party may apply to the Supreme Court in the County of New York for such appointment.) However, pending such controlling determinations Tenant shall pay to Landlord the amount of additional Rent or ERIF in accordance with the determinations of Landlord’s Electrical Consultant. If the controlling determinations differ from Landlord’s Electrical Consultant, then the parties shall promptly make adjustment for any deficiency owed by Tenant or overage paid by Tenant.

41.07.

At the option of Tenant, Tenant agrees to purchase from Landlord or its agents all lamps and bulbs used in the Premises and to pay for the cost of installation thereof. If all or part of the ERIF payable in accordance with Section 41.03 or 41.04 of this Article becomes uncollectible or reduced or refunded by virtue of any law, order or regulations, the parties agree that, at Landlord’s option, in lieu of ERIF, and in consideration of tenant’s use of the Building’s electrical distribution system and receipt of redistributed electricity and payment by Landlord of consultant’s fees and other redistribution costs, the Fixed Annual Rental rate(s) to be paid under this Agreement shall be increased by an “alternative charge” which shall be a sum equal to $3.00 per year per rentable square foot of the Premises, changed in the same percentage as any increase in the cost to Landlord for electricity for the entire Building subsequent to the Commencement Date, because of electric rate, service classification or market price changes, such percentage change to be computed as in Section 41.04 provided.

41.08.

Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or wiring installation. Any riser or risers installed after the Commencement Date to supply Tenant’s electrical requirements, upon written request of tenant, will be installed by Landlord, at the sale cost and expense of Tenant, if, in Landlord’s reasonable judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants of the Building. In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc., may be changed by virtue of time-of-day rates or changes in other methods of billing, and/or electricity purchases and the redistribution thereof, and fluctuation in the market price of electricity, and that the references in the fore going paragraphs to changes in methods of or rules on billing are intended to include any such changes. Anything hereinabove to the contrary notwithstanding, in no event is the ERlF, or any “alternative charge”, to be less than an amount equal to the total of Landlord’s payments to public utilities and/or other providers for the electricity consumed by Tenant (and any taxes thereon or on redistribution of same) plus 5% thereof for transmission line loss, plus 5% thereof for other redistribution costs. Landlord reserves the right, at any time upon thirty (30) days’ written notice, to change its furnishing of electricity to Tenant from a rent inclusion basis to a submetering basis, or vice versa, or to change to the distribution of less than all the components of the existing service to Tenant. Landlord reserves the right to terminate the furnishing of electricity on a rent inclusion or any other basis at any time, upon thirty (30) days’ written notice to Tenant provided that Tenant has obtained service directly from the public utility or other service provider (unless the failure to do so results from Tenant’s failure to promptly apply for such service and diligently prosecute such application to completion), in which event Tenant may make application directly to the public utility and/or other providers for Tenant’s entire separate supply of electric current and Landlord shall permit its wires and conduits, to the extent available and safely capable, to be used for such purpose, but only to the extent of Tenant’s then authorized load. Any meters, risers, or other equipment or connections necessary to enable Tenant to obtain electric current directly from such utility and/or other providers shall be installed at Tenant’s sole cost and expense. Only rigid conduit or electricity metal tubing (EMT) will be allowed. Landlord, upon the expiration of the aforesaid thirty (30) days’ written notice to Tenant may discontinue furnishing the electric current but this Lease shall otherwise remain in full force and effect. If Tenant was provided electricity on a rent inclusion basis when it was so discontinued, then commencing when Tenant receives such direct service and as long as Tenant shall continue to receive such service, the Fixed Annual Rent payable under this Lease shall be reduced by the amount of the ERIF which was payable immediately prior to such discontinuance of electricity on a rent inclusion basis.

ARTICLE 42

LEASE SUBMISSION

42.01.

Landlord and Tenant agree that this Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way unless and until (i) Tenant has duly executed and delivered duplicate originals thereof to Landlord and (ii) Landlord has executed and delivered one of said originals to Tenant.

ARTICLE 43

INSURANCE

43.01.

Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of Manhattan, City of New York, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as hereinafter provided for) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts reasonably satisfactory to Landlord.

43.02.

Tenant covenants to provide on or before the Commencement Date, or Tenant’s earlier entry into the Premises, and to keep in force, at Tenant’s own cost, until the Expiration Date or earlier termination of the Term the following insurance coverage which coverage shall be effective from and after the Commencement Date or such date of earlier entry:

(a)

A Commercial General Liability insurance policy naming Landlord and its designees as additional insureds protecting Landlord, its designees against any alleged liability, occasioned by any incident involving injury or death to any person or damage to property of any person or entity, on or about the Building, the Premises, common areas or areas around the Building or premises. Such insurance policy shall include Products and Completed Operations Liability and Contractual Liability covering the liability of Tenant to Landlord by virtue of the indemnification agreement in this Lease, covering bodily injury liability, property damage liability, personal injury & advertising liability and fire legal liability, all in connection with the use and occupancy of or the condition of the premises, the Building or the related common areas, in amounts not less than:

$3,000,000, general aggregate per location
$2,000,000, per occurrence for bodily injury & property damage
$2,000,000, personal & advertising injury
$250,000, fire legal liability

Such insurance may be carried under or limitations reached through a combination of Primary General Liability umbrella or blanket policy covering the Premises and other locations of Tenant, if any, provided such a policy contains an endorsement (i) naming Landlord and its designees as additional insureds (whose names have been previously furnished by Landlord), (ii) specifically referencing the Premises; and (iii) guaranteeing a minimum limit available for the Premises equal to the limits of liability required under this Lease;

(b)

“All-risk” insurance, including earthquake and terrorism coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishings, equipment, improvements, betterments and installations located in the Premises, whether or not installed or paid for by Landlord.

43.03.

All such policies shall be issued by companies of recognized responsibility permitted to do business within New York State and approved by Landlord (in Landlord’s sole but reasonable discretion) and rated by Best’s Insurance Reports or any successor publication of comparable standing and carrying a rating of A-VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional insured are given at least thirty (30) days prior written notice of such cancellation or modification.

43.04.

Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration of any such policies, Tenant shall deliver to Landlord Acord certificates evidencing such insurance, provided however that Tenant shall provide a 2003 Acord 28 certificate with respect to property insurance (the 2006 Acord 28 being unacceptable to Landlord). Tenant’s failure to maintain the insurance policies required by this Article 43 shall be deemed a material default hereunder, entitling Landlord to exercise any or all of Landlord’s remedies provided in this Lease. In addition, in the event Tenant fails to maintain the insurance policies required by this Article 43, at the times and for the durations specified herein, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and/or pay the premiums therefore, in which event Tenant shall repay, as Additional Rent, Landlord within five (5) days after demand therefore from Landlord all sums so paid by Landlord and any out-of-pocket costs or expenses incurred by Landlord in connection therewith without prejudice to any other rights and remedies of Landlord under this Lease.

43.05.

Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each “all-risk” insurance policy obtained by it and covering property as stated in Section 43.02(b) hereof, pursuant to which the respective insurance companies waive subrogation against each other and any other parties, if agreed to in writing prior to any damage or destruction. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, except as provided in Section 43.06 hereof and Section 43.07 hereof, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

43.06.

Subject to the foregoing provisions of this Article, and in so far as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this Lease.

43.07.

If, by reason of a failure of tenant to comply with the provisions of this Lease, the rate of fire insurance with extended coverage on the building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

43.08.

Landlord may, from time to time, require that the amount of the insurance to be provided and maintained by Tenant hereunder be increased so that the amount thereof adequately protects Landlord’s interest, but in no event in excess of the amount that would be required of other tenants in other similar office buildings in the Borough of Manhattan.

43.09.

A schedule or make up of rates for the building or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

43.10.

Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

ARTICLE 44

SIGNAGE

44.01.

Tenant shall be permitted to affix a sign or plaque on or adjacent to the entrance door to the Premises, subject to the prior written approval of Landlord which shall not be unreasonably withheld, conditioned or delayed, subject to the other provisions of this Article, with respect to location, design, size, materials, quality, coloring, lettering and shape thereof, and subject, also, to compliance by Tenant, at its expense, with all applicable legal requirements or regulations.  In addition, Landlord shall install, at Tenant’s cost and expense, signage containing Tenant’s name in accordance with Landlord’s standard signage program on the multi-tenant directory located in the elevator lobby on the seventh (7th) floor of the Building. All such signage shall be consistent and compatible with the design, aesthetics, signage and graphics program for the Building as established by Landlord. Landlord may remove any sign installed in violation of this provision, and Tenant shall pay the cost of such removal and any restoration costs.

ARTICLE 45

RIGHT TO RELOCATE

45.01.

Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the one-time right subsequent to the first anniversary of the commencement of the Term of this Lease and prior to the last year of the original Term of this Lease, to substitute in lieu of the Premises alternative space in the Building designated by Landlord (the “Relocation Space”) effective as of the date (the “Relocation Effective Date”) set forth in a notice given to Tenant (the “Relocation Notice”). The Relocation Space shall be located on or above the seventh (7th) floor of the Building, contain reasonably comparable if not improved views, and be reasonably comparable to the Premises with respect to internal configuration, quality of finish and rentable square foot area (i.e., plus or minus ten (10%) percent provided, however, in the event that the rentable square foot area of the Relocation Space is greater than the rentable square foot area of the original Premises, then the Fixed Annual Rent and Additional Rent payable for the Relocation Space shall be equal to the amount payable hereunder for the Premises). The Relocation Effective Date shall not be less than ninety (90) days following the date upon which the Relocation Notice is given to Tenant. In the event that Landlord exercises its rights hereunder, (i) Tenant shall deliver to Landlord possession of the Premises on or before the Relocation Effective Date vacant and broom clean, free of all occupancies and encumbrances and otherwise in accordance with the terms, covenants and conditions of the Lease as if the Relocation Effective Date were the expiration date of the Term of this Lease, (ii) effective as of the Relocation Effective Date, the term and estate hereby granted with respect to the Premises originally demised hereunder shall terminate, the Relocation Space shall be deemed to be the Premises and the Fixed Annual Rent and Additional Rent payable under this Lease shall be adjusted, if necessary, so as to reflect any difference between the deemed rentable square foot area of the original Premises and said Relocation Space; provided, however, in the event that the rentable square foot area of the Relocation Space is greater than the rentable square foot area of the original Premises, then the Fixed Annual Rent and Additional Rent payable for the Relocation Space shall be equal to the amount payable hereunder for the Premises.

45.02.

Provided that Tenant is not in default under this Lease, Landlord shall (i) at Landlord’s cost and expense, remove and reinstall Tenants’ personal property, wiring, cabling, trade fixtures and equipment in the Relocation Space (“Landlord’s Relocation Work”) and (ii) compensate Tenant for Tenant’s actual, reasonable, out-of-pocket moving and related expenses (including, without limitation the reasonable fees of architects, engineers and attorneys and reasonable stationery costs) upon Tenant’s submission of paid invoices therefor. Landlord shall complete Landlord’s Relocation Work on or before the Relocation Effective Date provided that Tenant cooperates with Landlord and gives Landlord full access to the Premises to facilitate the performance thereof. Landlord shall use reasonable efforts to minimize interference with Tenant’s normal business activities within the Premises. Landlord warrants that the physical relocation of tenant’s fixtures, goods, personalty and equipment shall take place after normal business hours on a Friday or on a Saturday or Sunday.

45.03.

Following any relocation undertaken pursuant to this Article, Tenant shall promptly execute and deliver an agreement confirming such relocation and fixing any corresponding adjustments in Fixed Annual Rent and Additional Rent payable under this Lease, but any failure to execute such an agreement by Tenant shall not affect such relocation and adjustments as determined by Landlord.

ARTICLE 46

FUTURE CONDOMINIUM CONVERSION

46.01.

Tenant acknowledges that the Building and the land of which the Premises form a part (the “Land”) may be subjected to the condominium form of ownership prior to the end of the term of this Lease. Tenant agrees that if, at any time during the Term, the Building and the Land shall be subjected to the condominium form of ownership, then, this Lease and all rights of tenant hereunder are and shall be subject and subordinate in all respects to any condominium declaration and any other documents (collectively, the “Declaration”) which shall be recorded in order to convert the Building and the Land to a condominium form of ownership in accordance with the provisions of Article 9-B of the Real Property Law of the State of New York or any successor thereto. If any such Declaration is to be recorded, Tenant, upon request of Landlord, shall enter into an amendment of this Lease in such respects as shall be necessary to conform to such condominiumization, including, without limitation, appropriate adjustments to Real Estate Taxes payable during the Base Tax Year and Tenant’s Share, as such terms are defined in Article 32 hereof.

ARTICLE 47

MISCELLANEOUS

47.01.

This Lease represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by all parties hereto. All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein are hereby merged herein. Tenant acknowledges that neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, as to the physical condition, state of repair, layout, footage or use of the Premises or any matter or thing affecting or relating to Premises except as specifically set forth in this Lease. Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Lease. Landlord shall not be liable or bound in any manner by any oral or written statement, broker’s “set-up”, representation, agreement or information pertaining to the Premises, the Building or this Agreement furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this agreement to be drafted. If either party shall at any time default under this Lease, and if the non-defaulting party shall institute an action or summary proceeding against the defaulting party based upon such default, then the party which obtains a final, non-appealable judgment, award or order in its favor on the merits shall recover from the non-prevailing party all expenses, including reasonable legal fees and disbursements, paid or incurred by the prevailing party in prosecuting or defending such action, as the case may be.

47.02.

Notwithstanding anything to the contrary contained herein, Tenant may seek by arbitration before the Real Estate Board of New York (“REBNY”) on an expedited basis such injunctive relief or specific performance in connection with a claim by Tenant that Landlord has unreasonably withheld or delayed its consent, provided that Landlord has expressly agreed in writing herein not to unreasonably withhold or delay such consent. In the event that Tenant demands arbitration under this Article, Landlord and Tenant shall jointly select an independent arbitrator (the “Arbitrator”) In the event that Landlord and Tenant shall be unable to jointly agree on the designation of the Arbitrator within five (5) days after they are requested to do so by either party, then the parties agree to allow REBNY, or any successor organization to designate the Arbitrator in accordance with the rules, regulations and/or procedures for expedited proceedings then pertaining of REBNY or of any successor organization. The Arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within ten (l0) days after the date of designation of the Arbitrator issue a determination as to whether Landlord’s refusal to consent was unreasonable. The determination of the Arbitrator shall be conclusive and binding upon Landlord and Tenant and shall be set forth, along and with the Arbitrator’s rationale for such choice, in a written report delivered to Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article. The Arbitrator appointed pursuant to this Article shall be an independent real estate professional with at least ten (l0) years’ experience in leasing of properties which are similar in character to the Building. The Arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease but shall have the power to direct Landlord to consent to such request.

ARTICLE 48

[INTENTIONALLY DELETED]

ARTICLE 49

DEMOLITION

49.01.

If Landlord decides to demolish, rehabilitate and/or convert the Building or portions thereof to a different use, Landlord shall have the right at any time to cancel and terminate this Lease (the “Termination Option”), provided that: (i) Landlord shall give prior notice (the “Termination Notice”) to Tenant of Landlord’s exercise of the Termination Option not later than twelve (12) months prior to the proposed termination date set forth in such notice (the “Termination Date”) and (ii) Landlord shall elect (a) to terminate leases (including this Lease) affecting at least thirty-five percent (35%) of the leasable square footage of the Building or (b) to retain as vacant space in the Building which, when aggregated with the square footage of any leases (including this Lease) which Landlord elects to terminate, constitutes at least thirty-five percent (35%) of the leasable square footage of the Building. If Landlord shall give a Termination Notice in accordance with the provisions of this Article 49, this Lease shall come to an end and expire on the termination date set forth in the notice of termination, with the same force and effect as though said date were the date of expiration of the term of this Lease, unless sooner terminated pursuant to any other term, covenant or condition of this Lease, or pursuant to law. If Tenant surrenders the Premises to Landlord in accordance with the terms of this Lease on or before the Termination Date and no default exists under this Lease beyond any applicable notice and cure periods, Landlord shall pay to Tenant (a) an amount equal to the then amortized costs of Tenant’s improvements to the Premises, such amount to be amortized on a straight-line basis over the entire Term, and (b) an amount equal to Tenant’s reasonable moving costs incurred in connection with its move from the Premises directly to other office space in New York, New York as a result of Landlord’s exercise of the Termination Option. Each of the foregoing payments shall be made within thirty (30) days after Landlord’s receipt of Tenant’s invoice therefore together with evidence reasonably satisfactory to Landlord that such costs of Tenant’s improvements or moving, as applicable, were incurred and actually paid for by Tenant.

ARTICLE 50

CANCELLATION

50.01.

Provided that Landlord and Tenant execute and deliver a lease with Landlord for space in the Building which has a square foot area which is greater than ten thousand (10,000) rentable square feet, Tenant shall have the right to cancel this Lease in its entirety with regard to the Premises provided that (i) Tenant delivers to Landlord no more than seven (7) days after execution and delivery by Landlord and Tenant of the new lease, thirty (30) days prior written notice of its election to exercise said right (the “Notice of Cancellation”) (the effective date of cancellation hereinafter referred to as the “Cancellation Date”), (ii) Tenant is not in default after notice and beyond any applicable cure period of any of the terms, covenants and conditions of this Lease, on the date that the Notice of Cancellation is delivered by Tenant to Landlord or upon the Cancellation Date; and (iii) Tenant delivers to Landlord possession of the Premises vacant and broom clean, free of all occupancies and/or encumbrances and personal property on the Cancellation Date. Landlord shall have the right, in its sole discretion, to waive any or all of the foregoing conditions to Tenant’s cancellation of this Agreement.

50.02.

Notwithstanding any cancellation by Tenant in accordance with the provisions of this Article 50, Tenant shall remain liable to satisfy any and all of its obligations under the terms, covenants and conditions of this Agreement which have accrued up to the Cancellation Date, which obligations shall survive such cancellation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the said Landlord, and Tenant have duly executed this Lease as of the day and year first above written.

GREEN 317 MADISON LLC, as Landlord By: /s/ Steven M. Durels Name: Steven M. Durels Title: Executive Vice President, Director of Leasing and Real Property
Witness: Name: Title:
MOORE STEPHENS BUSINESS SOLUTIONS, LLC, as Tenant By: /s/ Seth Rachlin Name: Seth Rachlin Title: CEO

Witness: /s/ J.T. Garland Name: J.T. Garland Title: C.F.O.

ARTICLE 51

RULES AND REGULATIONS
MADE A PART OF THIS LEASE

1.

No animals, birds, bicycles or vehicles shall be brought into or kept in the Premises. The Premises shall not be used for manufacturing or commercial repairing or for sale or display of merchandise or as a lodging place, or for any immoral or illegal purpose, nor shall the Premises be used for a public stenographer or typist; barber or beauty shop; telephone, secretarial or messenger service; employment, travel or tourist agency; school or classroom; commercial document reproduction; or for any business other than specifically provided for in Tenant’s lease. Tenant shall not cause or permit in the Premises any disturbing noises which may interfere with occupants of this or neighboring Buildings, any cooking or objectionable odors, or any nuisance of any kind, or any inflammable or explosive fluid, chemical or substance. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall cooperate so as to prevent the same.

2.

The toilet rooms and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rags, ink, chemicals or other unsuitable substances shall be thrown therein.  Tenant shall not place anything out of doors, windows or skylights, or into hallways, stairways or elevators, nor place food or objects on outside window sills. Tenant shall not obstruct or cover the halls, stairways and elevators, or use them for any purpose other than ingress and egress to or from Tenant’s Premises, nor shall skylights, windows, doors and transoms that reflect or admit light into the Building be covered or obstructed in any way. All drapes and blinds installed by Tenant on any exterior window of the Premises shall conform in style and color to the Building standard.

3.

Tenant shall not place a load upon any floor of the premises in excess of the load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to reasonably prescribe the weight and position of all safes, file cabinets and filing equipment in the Premises. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, only with Landlord’s consent (which shall be granted or withheld in accordance with the provisions of this Lease) and in settings approved by Landlord to control weight, vibration, noise and annoyance. Smoking or carrying lighted cigars, pipes or cigarettes in the elevators of the Building is prohibited.

4.

Tenant shall not move any heavy or bulky materials into or out of the Building or make or receive large deliveries of goods, furnishings, equipment or other items without Landlord’s prior written consent, and then only during such hours and in such manner as Landlord shall approve and in accordance with Landlord’s rules and regulations pertaining thereto. If any material or equipment requires special handling, Tenant shall employ only persons holding a Master Rigger’s License to do such work, and all such work shall comply with all legal requirements. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude any freight which violates any rule, regulation or other provision of this Lease.

5.

No sign, advertisement, notice or thing shall be inscribed, painted or affixed on any part of the Building, without the prior written consent of Landlord. Landlord may remove anything installed in violation of this provision, and Tenant shall pay the cost of such removal and any restoration costs. Interior signs on doors and directories shall be inscribed or affixed by Landlord at Tenant’s expense. Landlord shall control the color, size, style and location of all signs, advertisements and notices. No advertising of any kind by Tenant shall refer to the Building, unless first approved in writing by Landlord.

6.

No article shall be fastened to, or holes drilled or nails or screws driven into, the ceilings, walls, doors or other portions of the Premises, nor shall any part of the Premises be painted, papered or otherwise covered, or in any way marked or broken, without the prior written consent of Landlord.

7.

No existing locks shall be changed, nor shall any additional locks or bolts of any kind be placed upon any door or window by Tenant, without the prior written consent of Landlord. Two (2) sets of keys to all exterior and interior locks shall be furnished to Landlord . At the termination of this Lease, Tenant shall deliver to Landlord all keys for any portion of the Premises or Building. Before leaving the Premises at any time, Tenant shall close all windows and close and lock all doors.

8.

No Tenant shall purchase or obtain for use in the Premises any spring water, ice, towels, food, bootblacking, barbering or other such service furnished by any company or person not approved by Landlord.  Any necessary exterminating work in the Premises shall be done at Tenant’s expense, at such times, in such manner and by such company as Landlord shall require. Landlord reserves the right to exclude from the Building, from 6:00 p.m. to 8:00 a.m., and at all hours on Sunday and legal holidays, all persons who do not present a pass to the Building signed by Landlord.  Landlord will furnish passes to all persons reasonably designated by Tenant. Tenant shall be responsible for the acts of all persons to whom passes are issued at Tenant’s request.

9.

Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord’s consent or approval, Tenant agrees to pay Landlord as Additional Rent, on demand, an administrative fee equal to the sum of the reasonable fees of any architect, engineer or attorney employed by Landlord to review said plan, agreement or document and Landlord’s administrative costs for same.

10.

The use in the Premises of auxiliary heating devices, such as portable electric heaters, heat lamps or other devices whose principal function at the time of operation is to produce space heating, is prohibited.

11.

Tenant shall keep all doors from the hallway to the Premises closed at all times except for use during ingress to and egress from the Premises. Tenant acknowledges that a violation of the terms of this paragraph may also constitute a violation of codes, rules or regulations of governmental authorities having or asserting jurisdiction over the Premises, and Tenant agrees to indemnify Landlord from any fines, penalties, claims, action or increase in fire insurance rates which might result from Tenant’s violation of the terms of this paragraph.

12.

Tenant shall be permitted to maintain an “in-house” messenger or delivery service within the Premises, provided that Tenant shall require that any messengers in its employ affix identification to the breast pocket of their outer garment, which shall bear the following information: name of tenant, name of employee and photograph of the employee. Messengers in Tenant’s employ shall display such identification at all time. In the event that Tenant or any agent, servant or employee of Tenant, violates the terms of this paragraph, Landlord shall be entitled to terminate Tenant’s permission to maintain within the Premises in-house messenger or delivery service upon written notice to Tenant.

13.

Tenant will be entitled to three (3) listings on the Building lobby directory board, without charge. Any additional directory listing (if space is available), or any change in a prior listing, with the exception of a deletion, will be subject to a fourteen ($14.00) dollar service charge, payable as Additional Rent.

14.

In case of any conflict or inconsistency between any provisions of this Lease and any of the rules and regulations as originally or as hereafter adopted, the provisions of this Lease shall control.

EXHIBIT A

[DIAGRAM]

EXHIBIT B

Fixed Annual Rent.  For purposes of this Article, the term “First Lease Year” shall mean the period from the Commencement Date through (i) the last day of the month during which the first (1st) anniversary of the Commencement Date occurs, or (ii) in the event that the Commencement Date occurs on the first (1st) day of the month, the day immediately preceding the first (1st) anniversary of the Commencement Date, and each succeeding “Lease Year” shall mean each successive twelve (12) month period following the First Lease Year through and including the Expiration Date.

a)

For the First Lease Year, by the sum of Two Hundred Fifty Six Thousand Three Hundred Sixty Eight and 00/100 ($256,368.00) Dollars per annum ($21,364.00 per month);

b)

For the Second Lease Year, by the sum of Two Hundred Sixty One Thousand Four Hundred Ninety Five and 36/100 ($261,495.36) Dollars per annum ($21,791.28 per month);

c)

For the Third Lease Year, by the sum of Two Hundred Sixty Six Thousand Seven Hundred Twenty Five and 27/100 ($266,725.27) Dollars per annum ($22,227.11 per month);

d)

For the Fourth Lease Year, by the sum of Two Hundred Seventy Two Thousand Fifty Nine and 77/100 ($272,059.77) Dollars per annum ($22,671.65 per month); and

e)

For the Fifth Lease Year, by the sum of Two Hundred Seventy Seven Thousand Five Hundred and 97/100 ($277,500.97) Dollars per annum ($23,125.08 per month).

EXHIBIT C

LANDLORD’S WORK

Landlord, at its sole cost and expense, shall:

1 – Modify the Premises as follows, in a building standard manner using building standard materials (the cost of any above standard materials or quantities shall be the responsibility of Tenant), pursuant to the plan attached hereto as “Schedule I”:

–  Demo existing coat closet;

–  Demo office wall creating a larger bullpen area, soffit at ceiling;

–  Construct a new coat closet where indicated;

–  Construct a small conference room with glass at the reception wall;

–  Construct wall dividing an office to create a server room;

–  Remove sidelite at server room and relocate to small office.

2 – Furnish and install four (4) 110v electrical outlets – two (2) on each side of the column as indicated on the plan attached hereto as “Schedule I”.

3 – Paint and carpet (Bigelow) the Premises using available building standard materials.

SCHEDULE I

[DIAGRAM]

EXHIBIT D

GUARANTEE

FOR VALUE RECEIVED and in consideration of and in order to induce the execution of that certain lease agreement dated as of November _, 2008 (the “Lease”) between Green 317 Madison LLC (“Landlord”) and Moore Stephens Business Solutions (“Tenant”) for that certain rentable portion of the seventh (7th) floor designated as Suite 715-17, as approximately depicted on the location plan annexed to the Lease (the “Premises”) in the building known as and located at 317 Madison Avenue, New York, New York (the “Building”) and other good and valuable consideration:

1.

The undersigned, acting as surety (the “Guarantor”) hereby absolutely and unconditionally, for himself and his legal representatives, successors and assigns, guarantees to Landlord and to Landlord’s legal representatives, successors and assigns, the prompt and full performance and observance by the Tenant and by its legal representatives, successors and assigns of Tenant’s obligation to pay rent, additional rent and any charges accruing under the Lease (or damages in lieu thereof) and the performance of all other obligations of Tenant under the Lease accruing during that period of time (the “Good Guy Period”) during which Tenant or its partners, shareholders, agents, employees, assignees, subtenants, licensees or anyone else with the permission of and/or under or through Tenant (notwithstanding the expiration or revocation of any such permission) occupies the Premises or any part thereof, provided Tenant has given Landlord not less than thirty (30) days prior written notice that Tenant intends to vacate and deliver to Landlord possession of the Premises in the condition required by the Lease and, in the absence of such notice, for an additional thirty (30) days after Tenant’s vacatur and delivery to Landlord of the Premises in the condition required by the Lease. This guarantee is an absolute, continuing and unconditional guarantee of payment (and not of collection) and of performance. Notice of all defaults is waived and consent is hereby given to all extensions of time that Landlord may grant to Tenant in the performance of any of the terms of the Lease and/or to the waiving in whole or in part of any such performance, and/or to the releasing of Tenant in whole or in part from any such performance, and/or to the adjusting of any dispute in connection with the Lease, and/or to the assignment of the Lease to any other entity; and no such defaults, extensions, waivers, releases, adjustments, or assignments, with or without the knowledge of the undersigned, shall affect or discharge the liability of the undersigned; and the undersigned hereby waives any and all right to a trial by jury in any action or proceeding to enforce such liability hereafter instituted by Landlord, or its successors or assigns, to which the undersigned may be a party. The undersigned further agrees to pay all expenses, including legal fees and disbursements paid or incurred by Landlord in seeking to enforce this guarantee, provided that Landlord prevails.

2.

This guarantee shall not be impaired by, and the Guarantor hereby consents to (i) any modification, supplement, extension or amendment of the Lease to which the parties thereto may hereafter agree and (ii) any assignment of the Lease. The liability of the Guarantor hereunder is direct, unconditional and co-extensive with that of the Tenant and may be enforced without requiring Landlord first to resort to any other right, remedy or security. The enforceability of this guarantee shall not be affected by any bankruptcy proceeding or other proceeding affecting the rights of creditors of Tenant, nor by discharge or modification of Tenant’s liability under the Lease in any bankruptcy proceeding. An assignment of the Lease or any subletting thereunder shall not release or relieve the undersigned from its liability hereunder.  The Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the debts and obligations of Tenant to Landlord, unless and until all of said debts and obligations have been satisfied in full.

3.

This guarantee is a continuing guarantee which shall remain effective during the term of all or any portion of the Lease, subject to any limitations contained in Article I,

hereof, and as to any surviving provisions and obligations of the Lease that remain effective after the termination of the Lease.

4.

This guarantee shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to its conflicts of laws principles, shall be deemed to have been made and performed in New York, and shall be enforceable in New York.

Dated: _______________________________

_______________________________

Name:

Residence Address:

Social Security Number:

STATE OF NEW YORK

COUNTY OF NEW YORK

On the ______ day of ______ in the year 2008 before me, the undersigned, a Notary Public in for said State, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_______________________________

Notary Public

EXHIBIT E

CLEANING SPECIFICATIONS

A)

GENERAL CLEANING –NIGHTLY

-

Dust sweep all stone, ceramic tile, marble terrazzo, asphalt tile, linoleum, rubber, vinyl and other types of flooring

-

Carpet sweep all carpets and rugs four (4) times per week

-

Vacuum clean all carpets and rugs, once (1) per week

-

Police all private stairways and keep in clean condition

-

Empty and clean all wastepaper baskets, ash trays and receptacles; damp dust as necessary

-

Clean all cigarette urns and replace sand or water as necessary

-

Remove all normal wastepaper and tenant rubbish to a designated area in the premises. (Excluding cafeteria waste, bulk materials, and all special materials such as old desks, furniture, etc.)

-

Dust all furniture, and window sills as necessary

-

Dust clean all glass furniture tops

-

Dust all chair rails, trim and similar objects as necessary

-

Dust all baseboards as necessary

-

Wash clean all water fountains

-

Keep locker and service closets in clean and orderly condition

B)

LAVATORIES – NIGHTLY (EXCLUDING PRIVATE & EXECUTIVE LAVATORIES)

-

Sweep and mop all flooring

-

Wipe clean all mirrors, powder shelves and brightwork, including flushometers, piping toilet seat hinges

-

Wash and disinfect all basin, bowls and urinals

-

Wash both sides of all toilet seats

-

Dust all partitions, tile walls, dispensers and receptacles

-

Empty and clean paper towel and sanitary disposal receptacles

-

Fill toilet tissue holders, soap dispensers and towel dispensers; materials to be furnished by Landlord

-

Remove all wastepaper and refuse to designated area in the premises

C)

LAVATORIES – PERIODIC CLEANING (EXCLUDES PRIVATE & EXECUTIVE LAVATORIES

-

Machine scrub flooring as necessary

-

Wash all partitions, tile walls, and enamel surfaces periodically, using proper disinfectant when necessary

D)

DAY SERVICES – DUTIES OF THE DAY PORTERS

-

Police ladies’ restrooms and lavatories, keeping them in clean condition

-

Fill toilet dispensers; materials to be furnished by Landlord

-

Fill sanitary napkin dispensers; materials to be furnished by Landlord

E)

SCHEDULE OF CLEANING

-

Upon completion of the nightly chores, all lights shall be turned off, windows closed, doors locked and offices left in a neat and orderly condition

-

All day, nightly and periodic cleaning services as listed herein, to be done five nights each week, Monday through Friday, except Union and Legal Holidays

-

All windows from the 2nd floor to the roof will be cleaned inside out quarterly, weather permitting

EXHIBIT F

FORM STANDBY LETTER OF CREDIT

Date:

Beneficiary:

[Landlord]

c/o SL Green Realty Corporation

420 Lexington Avenue

New York, NY 10170

Letter of Credit No.

Gentlemen:

By order of our client, [Tenant Name and Address], we hereby establish our irrevocable, unconditional Standby Letter of Credit No. __________ in your favor for an amount not to exceed in aggregate USD $__________________ effective immediately and expiring at our office located at ________________________________, New York, New York __________ with at the close of business on __________.

Funds hereunder are available to you or your transferee against presentation of your sight draft(s), drawn on us, mentioning thereon this Letter of Credit Number __________, which may be executed on your behalf by your agent or on behalf of your transferee(s) by its agent(s), without presentation of any other documents, statements or authorizations.

This Letter of Credit shall be deemed automatically extended, without amendment, for additional period(s) of one (1) year from the current expiration date hereof and each successive expiration date, the last renewal of which shall be for a term set to expire not earlier than [the date occurring ninety (90) days following the Expiration Date of the term of the Lease], unless we notify you not less than sixty (60) days prior to then applicable expiration date hereof that we elect not to consider this Letter of Credit renewed for such additional period(s). In order to be effective, any such notice of non-renewal must be sent by registered mail (return receipt requested) (i) to you at the above address and (ii) simultaneously to the “Leasing Counsel”, SL Green Realty Corporation, 420 Lexington Avenue, New York, NY 10170, (or to such other addresses as you or your transferee(s) shall designate in writing).

This Letter of Credit is transferable and may be transferred in its entirety, but not in part, and may be successively transferred by you or any transferee hereunder to a successor transferee(s) upon execution and delivery to us of the transfer form annexed hereto. All transfer fees shall be payable by our client.

We hereby agree with drawers, endorsers, and all bona fide holders that drafts drawn under and in compliance with the terms hereof will be duly honored upon presentation to us at our office located at [New York, New York].

Except as otherwise expressly stated herein, this Letter of Credit is subject to the Uniform Customs and Practice (“UCP”) for Documentary Credits, (1993 Revision), International Chamber of Commerce, Publication No. 500.

Very truly yours,

[NAME OF BANK]

BY: ___________________________

AUTHORIZED SIGNATURE

New York, NY

Date: __________________________

EXHIBIT G

[DIAGRAM]